UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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REGENCY CENTERS CORPORATION

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Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

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Regency Centers.

Notice of Annual Meeting of Shareholders

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 7, 2019, beginning at 2:45 P.M., Eastern Time, at the Ponte Vedra Inn and Club, 200 Ponte Vedra Blvd., Ponte Vedra Beach, Florida 32082.

The meeting will be held for the following purposes:

1.	To elect as directors the 12 nominees named in the attached proxy statement to serve until the 2020 annual meeting of shareholders and until their successors have been elected and qualified.

2.	To approve an advisory resolution approving executive compensation for fiscal year 2018.

3.	To approve the amendment and restatement of our Omnibus Incentive Plan.

4.	To ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2019.

5.	To transact such other business as may properly come before the meeting or any adjournment.

The shareholders of record at the close of business on March 11, 2019 will be entitled to vote at the annual meeting.

By Order of the Board of Directors,

Barbara C. Johnston

Senior Vice President, Secretary

and General Counsel

Dated: March 21, 2019

  MEETING INFORMATION

DATE:	Tuesday, May 7, 2019

TIME:	2:45 P.M., Eastern Time

PLACE:	Ponte Vedra Inn and Club 200 Ponte Vedra Blvd. Ponte Vedra Beach, Florida 32082

  HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on March 11, 2019.

BY INTERNET www.proxyvote.com

BY PHONE Call 1.800.690.6903

BY MAIL Complete, sign and return by free post

IN PERSON Attend the Annual Meeting

On or about March 22, 2019, we will mail to our shareholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the Notice.

Regency Centers Corporation 2019 Proxy Statement i

Regency Centers Corporation 2019 Proxy Statement ii

Proxy Summary	Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareholders
Time and Date:	2:45 P.M., Eastern Time, May 7, 2019
Place:	Ponte Vedra Inn and Club 200 Ponte Vedra Blvd. Ponte Vedra Beach, Florida 32082
Record Date:	March 11, 2019

This proxy statement and the accompanying form of proxy are first being sent or made available to our shareholders on or about March 22, 2019 in connection with the solicitation by our board of directors of proxies to be used at our 2019 annual meeting of shareholders.

Shareholder Voting Matters

Proposals	Board’s Voting Recommendation	Page
1. Election of Directors	FOR all Director Nominees	7
2. AdvisoryVote on Executive Compensation	FOR	20
3. Approvethe amended and restated Omnibus Incentive Plan	FOR	39
4. Ratificationof Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm	FOR	48

Our Director Nominees

You are being asked to vote on the election of the 12 director nominees listed below. Directors are elected by a majority of votes cast. Detailed information about each director’s background, skills and expertise can be found in Board of Directors and Corporate Governance section. The board has determined that each nominee is independent except for Mr. Stein and Ms. Palmer. Upon election of these directors at the annual meeting of shareholders, the directors shall hold the committee memberships as follows:

			Committee Membership
Name and Primary Occupation
Martin E. Stein, Jr. Chairman of the Board and Chief Executive Officer of Regency Centers Corporation	66	1993				🌑
Joseph F. Azrack Principal of Azrack & Company and Executive Chairman of Safanad Real Estate Group	71	2017		🌑		🌑
Bryce Blair Chairman of Invitation Homes Inc. and Principal of Harborview Associates, LLC	60	2014			C	🌑
C. Ronald Blankenship Director of Civeo Corporation	69	2001	🌑 $			C
Deirdre J. Evens Executive Vice President and General Manager, Records and Information Management, North America of Iron Mountain	55	2018	🌑	🌑
Thomas W. Furphy Chief Executive Officer and Managing Director of Consumer Equity Partners	52	Nominee		🌑		🌑
Karin M. Klein Founding Partner of Bloomberg Beta	47	Nominee	🌑 $		🌑
Peter D. Linneman Principal of Linneman Associates and of American Land Funds	67	2017	🌑 $		🌑
David P. O’Connor Managing Partner of High Rise Capital Partners, LLC	54	2011		🌑	🌑
Lisa Palmer President and Chief Financial Officer of Regency Centers Corporation	51	2018				🌑
John C. Schweitzer President of Westgate Corporation	74	1999		C	🌑
Thomas G. Wattles Director of Columbia Property Trust	67	2001	C$			🌑

🌑 Member                C Committee Chair                $ Financial Expert

Regency Centers  Corporation 2019 Proxy Statement        1

OUR COMMITMENT TO EXCELLENCE IN SHAREHOLDER VALUE

Our combination of strategic advantages has resulted in consistent execution of our strategy. This is evidenced by our total shareholder return (TSR), which has outpaced the average of our property focused peers over the last five years.

Total Shareholder Return – 5 Year

Regency versus Peer Average

In 2018, we expanded our core peer group to evaluate relative performance on a broader group of shopping center REITs. Our property focused peers for the 2018 5-year return are: Acadia Realty Trust, Brixmor Property Group, Inc., Federal Realty Investment Trust, Kimco Realty Corporation, Retail Properties of America, Inc., Retail Opportunity Investments Corporation, Site Centers Corporation, Urban Edge Properties, and Weingarten Realty.

OUR COMMITMENT TO EXCELLENCE IN PERFORMANCE

2018 marked another remarkable year for our Company as we continued our positive momentum in each key facet of our business. The combination of accomplishments included growth in earnings as indicated by Net Income per share of $1.46 and NAREIT Funds from Operations per share to $3.83, or approximately $650 million, translating to compounded growth in Core Operating Earnings, which eliminates certain non-recurring and non-cash impacts, of 7% over the last 3 years, our seventh consecutive year of growth in same property net operating income (NOI) of 3.4% or more, and the development, redevelopment and acquisition of exceptional retail centers.

2018 Performance Highlights

2         Regency Centers Corporation 2019 Proxy Statement

OUR COMMITMENT TO EXCELLENCE IN STAKEHOLDER ENGAGEMENT

To own, operate, and develop successful shopping centers, we engage with a wide variety of stakeholders including shareholders, bondholders, lenders, employees, co-investment partnerships, tenants, and the local communities where our properties are located. Considering the needs and feedback of these stakeholders is crucial to the value-creation process as they are often vested in our projects and are in a position to significantly influence long-term success.

Our approach to stakeholder engagement is described in detail in our inaugural Corporate Responsibility Report posted on our website at www.regencycenters.com.

Regency Centers  Corporation 2019 Proxy Statement        3

OUR COMMITMENT TO EXCELLENCE IN CORPORATE RESPONSIBILITY

Our vision is to be the preeminent national owner, operator and developer of shopping centers, connecting outstanding retailers and service providers with its neighborhoods and communities while practicing best-in-class corporate responsibility. Our values, including the critical importance that we place on corporate responsibility, have been and always will be the foundation of who we are and what we do.

In 2018, the Company formed a corporate responsibility committee comprised of key members of management and other employees. This committee reports annually to our nominating and corporate governance committee.

Our pillars of corporate responsibility include: Our People, Our Communities, Ethics and Governance, and Environmental Stewardship.

Our approach to corporate responsibility and key environmental, social, and governance initiatives are described in detail in our inaugural Corporate Responsibility Report posted on our website at www.regencycenters.com.

4         Regency Centers Corporation 2019 Proxy Statement

OUR COMMITMENT TO EXCELLENCE IN CORPORATE GOVERNANCE

Ongoing Board Refreshment

We understand that the quality, dedication and chemistry of our Board have been integral to the Company’s success. To ensure these vital characteristics are maintained in the future, our Board adopted a Board Succession Plan in 2014, laying out a thoughtful, measured path to Board refreshment. The plan was re-evaluated and updated in 2017 to include, among other things, enhancement of Board diversity and specifically gender diversity.

In the five years since the adoption of the succession plan, and assuming the election of the director nominees at the annual shareholders’ meeting in 2019, we will have achieved a significant refreshment of our Board, reflecting a balanced set of experienced board members and less tenured directors who bring fresh perspectives and differing backgrounds, as follows:

◾	three (3) of our directors are women
◾	five (5) long-tenured independent directors will have retired from our Board in accordance with the refreshment process, bringing the average tenure from 14 years in 2014 to 8 years in 2019
◾	eight (8) new directors will have been added since 2014 (one of whom elected in 2017 resigned due to other commitments)
◾	average age of directors decreased from 64 years in 2017 to 61 years in 2019
◾	our board’s consumer retailer and technology skill set will be enhanced

Characteristics of Board Nominees

Regency Centers  Corporation 2019 Proxy Statement        5

Skills of Board Nominees

Each of our board nominees possess one or more of the skills listed below:

Ongoing Best Practices

We continue to review and reassess our governing documents. In 2018, we updated our corporate governance guidelines, nominating and corporate governance committee charter and compensation committee charter to align them more fully with current best practices.

Corporate Governance Highlights

6         Regency Centers Corporation 2019 Proxy Statement

Proposal One: Election Of Directors

Director Nominees

Our articles of incorporation provide for the number of directors to be fixed pursuant to our bylaws, subject to a minimum of three and a maximum of fifteen. Our bylaws provide that the number of directors may not be increased or decreased by more than one without shareholder approval. As of the date of this proxy statement, our board has eleven (11) directors. Assuming all nominees are elected, our board will have twelve (12) directors after our annual meeting. At the February 5, 2019 board meeting, Mary Lou Fiala, a long-tenured director, advised the board that she would not stand for re-election. Our board of directors nominated all other existing members to stand for re-election at the 2019 meeting. To fill the remaining board seat and to add an additional qualified director, our board of directors has nominated Thomas W. Furphy and Karin M. Klein. Except for the two new nominees, all nominees were elected as directors by shareholders at the 2018 annual meeting. All directors elected at the meeting will serve until the 2020 annual meeting and until their successors are elected and qualified.

The accompanying proxy will be voted for the election as directors of each of the board’s nominees unless a shareholder specifies a contrary choice. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our board of directors, or our board may reduce the number of directors.

Our board of directors recommends a vote “for” the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

Nominees and Director Qualifications

The following biographies of our nominees contain information regarding the person’s service as a director, business experience, other director positions held currently or at any time during at least the last five years and information regarding involvement in certain legal or administrative proceedings, if applicable. The biographies reflect the committee memberships the nominees shall hold upon their election.

We believe that each nominee possesses the core competencies that are expected of all directors, namely, independence, integrity, sound business judgment and a willingness to represent the long-term interests of all shareholders. The experiences, qualifications, attributes and skills, as shown below, that caused the nominating and corporate governance committee and the board to determine that the person should serve as a director of our Company are described in each nominee’s biography.

Regency Centers  Corporation 2019 Proxy Statement        7

Martin E. Stein, Jr. Age: 66 Director Since: 1993	Board Committees ◾ Investment	Other public company boards ◾ FRP Holdings, Inc.
Principal occupation or employment ◾ Our Chairman of the Board and Chief Executive Officer since 1998. Qualifications ◾ Extensive leadership skills and experience in the real estate industry.

Professional Experience:

Mr. Stein, a graduate of Washington and Lee University, holds an M.B.A. from Dartmouth College’s Tuck School of Business. Mr. Stein has been our chairman and chief executive officer. Mr. Stein has led our Company since prior to it being a public company. From our initial public offering in 1993 until 1998, he served as our chief executive officer and president. Mr. Stein also served as president of our predecessor real estate division beginning in 1981 and vice president from 1976 to 1981. He is a director of FRP Holdings, Inc., a publicly held real estate company. He served as past chairman of the National Association of Real Estate Investment Trusts (“NAREIT”), and is a member of the Urban Land Institute (“ULI”), the International Council of Shopping Centers (“ICSC”) and the Real Estate Roundtable. Mr. Stein is a former trustee of Washington and Lee University and ULI and a former director of Stein Mart, Inc. from 2001 to 2014.

Joseph F. Azrack Age: 71 Director Since: 2017	Board Committees ◾ Compensation ◾ Investment	Other public company boards ◾ None

Principal occupation or employment

◾ Executive Chairman of the Safanad Real Estate Group and Principal of Azrack & Company

Qualifications

◾   Extensive real estate and financial expertise. He also has experience as an investor and executive of real estate companies.

Professional Experience:

Mr. Azrack, a graduate of Villanova University, holds an M.B.A. from Columbia University. Mr. Azrack served on the board of Equity One, Inc. from 2016 until its merger with us in 2017. Mr. Azrack is the principal of Azrack & Company, a real estate investment and advisory firm which he founded in January 2015. Since June 2014, Mr. Azrack has also served as a director of the Berkshire Group, a private real estate investment management company. Since January 2015, Mr. Azrack has also served as the executive chairman of the Safanad, a global principal investment firm. From 2008 through 2014, Mr. Azrack was the managing partner, chairman and senior advisor at Apollo Global Real Estate Management. In this capacity, he served as the chairman and chief executive officer of Apollo Commercial Real Estate Finance, Inc., a publicly traded company listed on the New York Stock Exchange (“NYSE”), and a director of Atrium European Real Estate Ltd., a leading real estate company that owns, operates and develops shopping centers in Central and Eastern Europe. Prior to Apollo, he was chairman and CEO of AEW Capital Management, a leading global real estate investment management company, where he was also a member of the Taubman Centers Inc. operating partnership committee from 1985 to 1999. Mr. Azrack is an adjunct professor at the Columbia University Graduate School of Business where he has taught real estate entrepreneurship since October 2014.

8         Regency Centers Corporation 2019 Proxy Statement

Bryce Blair Age: 60 Director Since: 2014	Board Committees ◾ Nominating and Corporate Governance ◾ Investment	Other public company boards ◾ PulteGroup, Inc. ◾ Invitation Homes, Inc.

Principal occupation or employment

◾ Chairman of Invitation Homes, Inc., Chairman of PulteGroup, Inc. and the Principal of Harborview Associates, LLC

Qualifications

◾   Extensive experience in real estate development and investment. Strong background in corporate strategy and corporate governance.

Professional Experience:

Mr. Blair, a graduate of the University of New Hampshire, holds an M.B.A. from Harvard Business School. He has served as chairman of Invitation Homes, Inc. and chairman of PulteGroup, Inc., both since 2017. Mr. Blair serves as the principal of Harborview Associates, LLC, which holds and manages investments in various real estate properties. He has served as chairman, from 2002 through 2013, and chief executive officer, from 2001 through 2012, of AvalonBay Communities, Inc., a real estate investment trust focused on the development, acquisition and management of multi-family apartments. Mr. Blair also serves on the Advisory Board of the Boston College Center for Real Estate and Urban Action and the Advisory Board of Home Start, a non-profit focused on ending homelessness in the greater Boston area. He previously served on the Advisory Board of the MIT Center for Real Estate. Prior to the formation of Avalon Properties in 1993, Mr. Blair was a partner with Trammell Crow Residential. Mr. Blair also previously served as senior advisor to McKinsey and Co. and previously served as a part time faculty member at Boston College. Mr. Blair is a past chairman of NAREIT, where he also served on the executive committee and the Board of Governors. He is a past member of ULI where he served as a Trustee and was past chairman of the Multi-Family Council. Mr. Blair is a past member of the Young Presidents Organization and a former member of the World Presidents Organization.

C. Ronald Blankenship Age: 69 Director Since: 2001 Lead Director Since: 2019	Board Committees ◾ Audit ◾ Investment	Other public company boards ◾ Civeo Corporation

Principal occupation or employment

◾ Former President and Chief Executive Officer of Verde Realty

Qualifications

◾   Expert in real estate development, acquisitions, financing and operations. Extensive experience in the REIT industry, strategic planning, capital allocation, people management and executive compensation.

Professional Experience:

Mr. Blankenship, a graduate of the University of Texas, is a certified public accountant. Mr. Blankenship served as the president and chief executive officer of Verde Realty in January 2009 and assumed the additional role of its chairman from January 2012 to December 2012. Prior to 2009, he served in various executive and director capacities at Security Capital Group and Archstone Communities Trust. He serves as a director of Civeo Corporation, a provider of work-force accommodations. He formerly served as trustee of Prologis Trust and director of Archstone Communities Trust, BelmontCorp, InterPark Holdings Incorporated, Storage USA, Inc., CarrAmerica Realty Corporation and Macquarie Capital Partners, LLC. He served as interim chairman, chief executive officer and director of Homestead Village Incorporated from 1999 until 2001. While he was with Security Capital Group, Security Capital Group had controlling interests in eighteen public and private real estate operating companies, eight of which were listed on the NYSE. Prior to joining Security Capital, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Before Trammell Crow, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company.

Regency Centers  Corporation 2019 Proxy Statement        9

Deirdre J. Evens Age: 55 Director Since: 2018	Board Committees ◾ Audit ◾ Compensation	Other public company boards ◾ None

Principal occupation or employment

◾ Executive Vice President and General Manager, Records and Information Management, North America of Iron Mountain

Qualifications

◾   Strong background in corporate strategy, addressing technological change, marketing and human resources.

Professional Experience:

Ms. Evens, a graduate of Cornell University, currently serves as executive vice president and general manager, North America, Records and Information Management of Iron Mountain. Prior to that she served as its chief of operations from January 2018 to June 30, 2018 and as its chief people officer and executive vice president from July 21, 2015 to January 2018. Prior to her service with Iron Mountain, Ms. Evens served as an executive vice president of human resources at Clean Harbors, Inc. from 2011 to July 2015, overseeing all aspects of human resources and employee development for a global workforce of more than 13,000 employees. From 2007 to 2011, Ms. Evens served as executive vice president of corporate sales & marketing for Clean Harbors. Prior to her service with Clean Harbors, Ms. Evens served as senior vice president of member insight at BJ’s Wholesale Club from 2006 to 2007 and held a series of positions of increasing responsibility at Polaroid Corporation from 1986 to 2006, including her role as senior vice president of strategy.

Thomas W. Furphy Age: 52 Director Nominee	Board Committees ◾ Compensation ◾ Investment	Other public company boards ◾ None

Principal occupation or employment

◾   Chief Executive Officer and Managing Director of Consumer Equity Partners

Qualifications

◾   Extensive experience in retail, technology, marketing, finance and leadership.

Professional Experience:

Mr. Furphy, a graduate of Hartwick College, currently serves as chief executive officer and managing director of Consumer Equity Partners, a venture capital and venture development firm. Prior to that, Mr. Furphy served as vice president of consumables and AmazonFresh at Amazon from 2005 to 2009, where he was responsible for the underlying strategy, development and execution of the company’s grocery and health and beauty businesses. Prior to Amazon, Mr. Furphy was the founder and chief executive officer of Notiva, a leading provider of web-based trade settlement software for retailers and their trading partners. Prior to Notiva, from 1991 to 1999, he held various senior management roles at Wegmans Food Markets. Mr. Furphy also serves as chairman of Ideoclick, Inc., a full service ecommerce agency and previously served as a board member of BevyUp, a digital retail selling platform, which was acquired by Nordstrom in March 2018.

10         Regency Centers Corporation 2019 Proxy Statement

Karin M. Klein Age: 47 Director Nominee	Board Committees ◾ Audit ◾ Nominating and Corporate Governance	Other public company boards ◾ Paramount Group, Inc.
Principal occupation or employment ◾ Founding Partner of Bloomberg Beta Qualifications ◾ Extensive experience in media, technology, investments, strategy and leadership.

Professional Experience:

Ms. Klein, a graduate of the University of Pennsylvania, holds an M.B.A from the Wharton School of University of Pennsylvania. She serves as the founding partner of Bloomberg Beta, a venture capital firm which invests in technology companies that help businesses work smarter, with a focus on machine intelligence, since 2013. Prior to launching Bloomberg Beta, Ms. Klein was head of new initiatives, strategy and business development for Bloomberg L.P. from 2010 to 2013. Prior to Bloomberg, from 2000 to 2010, Ms. Klein served in various roles at Softbank Corp., a multinational telecommunications and technology company, including the role of director of corporate development. Before Softbank, she also held investing and operating roles at several investment companies and co-founded a children’s education business. She serves as a director of Paramount Group, Inc., and is a member of the board of trustees of Harvey Mudd College.

Peter D. Linneman Age: 67 Director Since: 2017	Board Committees ◾ Audit ◾ Nominating and Corporate Governance	Other public company boards ◾ AG Mortgage Investment Trust, Inc. ◾ Paramount Group, Inc. ◾ Equity Commonwealth

Principal occupation or employment

◾ Principal of Linneman Associates and American Land Funds

Qualifications

◾   Extensive experience in financial and business advisory services and investment activity. Experience as a member of numerous public and private boards, including many real estate companies.

Professional Experience:

Dr. Linneman holds both an M.A. and a doctorate degree in economics from the University of Chicago. He served on the board of Equity One, Inc. from 2000 until its merger with us in 2017. Dr. Linneman is currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate. He serves as an independent director of AG Mortgage Investment Trust, Inc., Paramount Group, Inc., and Equity Commonwealth. Dr. Linneman served as a director of Bedford Property Investors, Inc., Atrium European Real Estate Ltd. and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. He was also chairman of Rockefeller Center Properties.

Regency Centers  Corporation 2019 Proxy Statement        11

David P. O’Connor Age: 54 Director Since: 2011	Board Committees ◾ Compensation ◾ Nominating and Corporate Governance	Other public company boards ◾ Prologis, Inc.

Principal occupation or employment

◾ Managing Partner of High Rise Capital Partners, LLC and Non-Executive Co-Chairman of HighBrook Investment Management, LP

Qualifications

◾   Experience as a successful real estate securities investor as well as hedge fund manager. Extensive knowledge and experience in real estate securities and capital markets.

Professional Experience:

Mr. O’Connor, a graduate of the Carroll School of Management at Boston College, holds an M.S. degree in real estate from New York University. Mr. O’Connor serves as managing partner of High Rise Capital Partners, LLC and non-executive co-chairman of HighBrook Investment Management, LP, a real estate private equity firm. He was the co-founder and senior managing partner of High Rise Capital Management, L.P., a real estate securities hedge fund manager which managed several funds from 2001 to 2011. Mr. O’Connor serves as director of Prologis, Inc., a global leader in industrial real estate, and served as director of Paramount Group, Inc., an owner-operator and manager of high- quality office properties from November 2014 to June 2018. From 1994 to 2000, he was principal, co-portfolio manager and investment committee member of European Investors, Inc., a large dedicated REIT investor. He serves on the board of trustees of Boston College, the investment committees of endowments for Boston College and Columbia University (Teacher’s College) and serves on the executive committee of the Zell/Lurie Real Estate Center at the University of Pennsylvania’s Wharton School. Mr. O’Connor also serves as a national trustee of PGA REACH, the charitable foundation of the PGA of America. He is a frequent speaker at REIT investment forums and conferences and has served as an adjunct instructor of real estate at New York University.

Lisa Palmer Age: 51 Director Since: 2018	Board Committees ◾ Investment	Other public company boards ◾ ESH Hospitality, Inc.

Principal occupation or employment

◾ Our President since January 1, 2016 and Chief Financial Officer since January 2013

Qualifications

◾   Extensive knowledge of the shopping center and real estate industries along with finance and capital markets, operations, public board strategy and governance.

Professional Experience:

Ms. Palmer, a graduate of the University of Virginia, holds an M.B.A. from the Wharton School of the University of Pennsylvania. Ms. Palmer has been our president since January 1, 2016 and chief financial officer since January 2013. From 2013 to 2015, she was our executive vice president and chief financial officer, and prior to that, served as senior vice president of capital markets from 2003 until 2013. She served as senior manager of investment services in 1996 and assumed the role of vice president of capital markets in 1999. Prior to joining our Company, Ms. Palmer worked with Accenture, formerly Andersen Consulting Strategic Services, as a consultant and financial analyst for General Electric. She is a director, chairperson of the compensation committee and member of the audit committee of ESH Hospitality, Inc., an owner/operator of hotels and the subsidiary of Extended Stay America, Inc., and a director of Brooks Rehabilitation, a private healthcare organization. She is also a director for the Jax Chamber, the United Way of Northeast Florida, an advisory board member for the Florida Institute of CFOs, an executive board member of NAREIT, a member of ULI, and a member of the ICSC.

12         Regency Centers Corporation 2019 Proxy Statement

John C. Schweitzer Age: 74 Director Since: 1999	Board Committees ◾ Compensation ◾ Nominating and Corporate Governance	Other public company boards ◾ Stratus Properties, Inc.

Principal occupation or employment

◾ President of Westgate Corporation

Qualifications

◾   Strong background in business and finance with extensive experience in public company strategies, executive compensation and human resources.

Professional Experience:

Mr. Schweitzer, a graduate of the University of Missouri, holds an M.B.A. from the University of Missouri. Mr. Schweitzer is president of Westgate Corporation, which holds investments in real estate and venture capital operations. He previously served as a member of Pacific Retail Trust’s board of trustees before its merger into Regency in 1999. He serves on the board of Stratus Properties, Inc., a Texas real estate development company. Mr. Schweitzer previously served as a director or officer of a number of public companies and financial institutions, including Archstone-Smith Trust, J.P. Morgan Chase Bank of Texas-Austin, Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products. Mr. Schweitzer has served on the boards of numerous public companies, many of which are real estate companies.

Thomas G. Wattles Age: 67 Director Since: 2001	Board Committees ◾ Audit ◾ Investment	Other public company boards ◾ Columbia Property Trust

Principal occupation or employment

◾ Former Chairman of DCT Industrial Trust

Qualifications

◾   Extensive experience in the REIT industry, including cross-border experience. Expert in real estate development, acquisitions, finance and operations. He has significant knowledge of capital allocation, strategic planning and accounting.

Professional Experience:

Mr. Wattles, a graduate of Stanford University, holds an M.B.A. from the Stanford Graduate School of Business. Mr. Wattles is a director of Columbia Property Trust, a publicly held office REIT. Mr. Wattles served as Chairman of DCT Industrial Trust, a publicly held industrial property REIT, from 2003 to August 2018. Mr. Wattles was a principal of both Black Creek Group and Dividend Capital Group LLC, each a real estate investment management firm, from 2003 to 2008. He served as chief investment officer of Security Capital Group from 1997 to 2002. Mr. Wattles was managing director, then co-chairman and chief investment officer of ProLogis, Inc. from 1992 to 1997. Mr. Wattles has previously served as a director of Prologis, Inc., Interpark Holdings Incorporated and Security Capital European Realty. At Security Capital Group, he oversaw capital deployment and investments in multiple public and private operating platforms with focus on retail, industrial, parking, manufactured housing and European office sectors. While Mr. Wattles was with Security Capital Group, Security Capital Group had controlling interests in eighteen public and private real estate operating companies, eight of which were listed on the NYSE.

Regency Centers  Corporation 2019 Proxy Statement        13

Independent Directors

Our board of directors has determined that Joseph F. Azrack, Bryce Blair, C. Ronald Blankenship, Deirdre J. Evens, Peter D. Linneman, David P. O’Connor, John C. Schweitzer and Thomas G. Wattles, are “independent” as defined by applicable Nasdaq Stock Market listing standards and that Thomas W. Furphy and Karin M. Klein will also be independent upon his and her respective election. The board annually reviews all commercial and charitable relationships of directors and determines whether directors meet these categorical independence tests.

Board Succession Plan

Believing strongly that the quality, dedication and chemistry of the board are key factors in the Company’s success, the board adopted a Board Succession Plan in 2014, establishing a measured plan for board refreshment over a period of years. The board believes that a well-conceived succession plan will help maintain these vital characteristics in the future. The plan is periodically re-evaluated and was most recently amended in 2017. Among the goals of the amended succession plan are the reduction of the average director tenure and increased diversity, including diversity in gender, ethnicity and experience.

In the five years since the adoption of the board succession plan, five long-term independent directors have retired from our board pursuant to the process set forth in the plan, including Mary Lou Fiala, who will retire from our board in 2019. In those years, the average tenure has decreased from 14 years to approximately 8 years. Assuming Thomas W. Furphy and Karin M. Klein are elected, our board will have twelve (12) directors after the annual meeting of shareholders in 2019, seven (7) of whom will have joined since 2014.

We believe that, in alignment with our succession plan, our board reflects a balanced set of experienced board members and less tenured directors who bring fresh perspectives.

Procedures for Nomination of Directors

The nominating and corporate governance committee assists the board in establishing criteria and qualifications for potential board members. The committee identifies individuals who meet such criteria and qualifications to become board members and recommends to the board such individuals as nominees for election to the board of directors at the next annual meeting of shareholders.

The nominating and corporate governance committee works with the board of directors to determine the appropriate characteristics, skills and experiences for both individual directors and the board as a whole. The objective is to have a board with diverse backgrounds and experience in relevant areas for the benefit of the Company. Characteristics expected of all directors include independence, integrity, sound business judgment and willingness to represent the long-term interests of all shareholders. In evaluating the suitability of individuals as board members, the committee takes into account many factors but does not have a policy that focuses on any one factor. The factors considered by the committee include: familiarity with our industry; understanding of finance and capital markets; knowledge of the retail industry; expertise in business operations and developing and executing strategies; marketing; technology; disciplines relevant to publicly traded companies; diversity; educational and professional background; and personal accomplishments. In addition, using a skills matrix and qualification profiles, the committee will look for skills and experience that will complement and enhance the board’s existing make-up including length of anticipated or possible service to assist with board succession and transitions. The committee evaluates each individual in the context of the board as a whole, to recommend a group that can best perpetuate the success of our business.

When vacancies develop, the nominating and corporate governance committee solicits input regarding potential new candidates from a variety of sources, including existing directors and senior management. From time to time, and most recently in the past three years, we have used an executive search firm to assist us in our goal to increase gender diversity on our board, as well as diversity in experience, skills and perspective. Through these and other means, the board has continued to refresh the board by adding directors who bring a sufficient range of different perspectives, generate appropriate challenge and discussion, and fulfill its oversight responsibilities to foster significant value creation for our shareholders. The committee evaluates potential candidates based on their background, experiences and qualifications and also arranges personal interviews of qualified candidates by one or more committee members, other board members and senior management.

Directors may not stand for re-election after reaching age 75, unless the board elects to waive the mandatory retirement age.

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Shareholder Recommendations for Potential Director Nominees

The nominating and corporate governance committee will consider written recommendations from shareholders for potential nominees for director for election in 2020. The names of suggested nominees, together with the information set forth below, should be submitted for consideration to our Corporate Secretary, at our address set forth on page 52 of this proxy statement, no later than November 23, 2019. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Recommendation for Director.”

To be a valid submission for recommendation to the nominating and corporate governance committee for a potential nominee, the form of recommendation must set forth:

◾	biographical information about the candidate and a statement about his or her qualifications;
◾

any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

◾	the names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

Proxy Access

Our bylaws provide proxy access for shareholders, pursuant to which a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements may include director nominees in our proxy materials for annual meetings. To be eligible to use proxy access, such shareholders must, among other requirements:

◾	have owned shares of common stock equal to at least 3% of the aggregate of our issued and outstanding shares of common stock continuously for at least three years;
◾	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such shareholders do not presently have such intent; and
◾

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting).

The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 25% of the number of directors then in office. Such number will be reduced by the number of individuals that the board of directors nominates for re-election who were previously elected based upon a nomination pursuant to proxy access or other shareholder nomination or proposal.

Proxy access is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Meeting of Board of Directors

Our board held four regular meetings and one special meeting during 2018. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2018.

Our independent directors meet quarterly in conjunction with the regular board meetings. The independent directors have elected C. Ronald Blankenship as lead director. As lead director, Mr. Blankenship presides at the independent directors’ meetings. See “Shareholder Proposals and Communications with the Board of Directors” for information on how to communicate with Mr. Blankenship or any of the other independent directors.

We do not have a formal policy requiring directors to attend annual meetings of shareholders. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors will attend the annual meeting. All of our directors, other than Ms. Evens, attended the 2018 annual meeting.

Our board of directors has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee. Our Company has also established an ad hoc executive committee. Committees are described below. Members of these committees are elected annually by our board of directors. The charter of each committee, other than the executive committee, which has no charter, is available on our website at www.regencycenters.com or in printed form by contacting Barbara C. Johnston, Senior Vice President, Secretary and General Counsel at (904) 598-7000.

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Board Leadership Structure

Our board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. Our board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company. The board believes that its current leadership structure, with Mr. Stein serving as both chief executive officer and board chairman, is appropriate given Mr. Stein’s past experience serving in these roles, the efficiencies of having the chief executive officer also serve in the role of chairman, and our strong corporate governance structure. Pursuant to our governance guidelines, whenever the chairman is an employee of the Company, the board elects a lead director from its independent directors. In 2019, Mr. Blankenship was appointed lead director. The chairman and chief executive officer consults periodically with the lead director on board matters, board agendas and on issues facing the Company. In addition, the lead director serves as the principal liaison between the chairman of the board and the independent directors, presides at the executive session of non-management directors at each regularly scheduled board meeting, leads the board’s annual evaluation of the chairman and chief executive officer and performs such other duties as may be assigned by the board.

Standing Committees

Audit Committee. The audit committee presently is comprised of Thomas G. Wattles (Chairman), C. Ronald Blankenship, Deirdre J. Evens and Peter D. Linneman. Assuming her election, Karin M. Klein will become a member of the audit committee. No member of the audit committee serves on the audit committees of more than three public companies. The audit committee met eight times during 2018. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee. See “Audit Committee Report” for a description of the audit committee’s responsibilities.

Our board of directors has determined that Messrs. and Mses. Blankenship, Evens, Klein, Linneman and Wattles are independent as defined under the applicable Nasdaq Stock Market listing standards and the requirements for audit committee independence under Rule 10A-3 promulgated under the Securities Exchange Act of 1394, as amended, and meet the financial literacy requirements of the Nasdaq Stock Market. Our board of directors also has determined that Messrs. Blankenship, Linneman and Wattles and Ms. Klein are audit committee financial experts as defined by the rules of the Securities and Exchange Commission.

Compensation Committee. The compensation committee presently is comprised of John C. Schweitzer (Chairman), Joseph F. Azrack, Deirdre J. Evens and David P. O’Connor, all of whom are independent as defined under the applicable listing standards of the Nasdaq Stock Market. Assuming his election, Thomas W. Furphy will become a member of the compensation committee. The compensation committee held three meetings in 2018. The duties of the compensation committee include:

◾	establishing compensation plans and compensation policy;
◾	approving compensation arrangements for senior management, including annual incentive and long-term compensation;
◾	reviewing leadership development and succession planning; and
◾	approving grants under our Omnibus Incentive Plan.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is comprised of Bryce Blair (Chairman), Mary Lou Fiala, Peter Linneman, David P. O’Connor and John C. Schweitzer. Assuming her election, Ms. Klein will become a member of the nominating and corporate governance committee. The committee met seven times during 2018. All members of the nominating and corporate governance committee are independent as defined under the applicable listing standards of the Nasdaq Stock Market. The duties of the nominating and corporate governance committee include:

◾	assisting our board in establishing criteria and qualifications for potential board members;
◾

identifying high quality individuals who have the core competencies, characteristics and experience to become members of our board and recommending to the board the director nominees for the next annual meeting of shareholders;

◾

establishing corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommending to the board the corporate governance guidelines applicable to us;

◾	leading the board in its annual review of the board’s performance and establishing appropriate programs for director development and education; and
◾	recommending nominees for each committee of the board.

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Investment Committee. The investment committee presently is comprised of C. Ronald Blankenship (Chairman), Joseph F. Azrack, Bryce Blair, Mary Lou Fiala, Lisa Palmer, Martin E. Stein, Jr., and Thomas G. Wattles. Assuming his election, Mr. Furphy will become a member of the investment committee. The investment committee met five times during 2018. The duties of the investment committee include:

◾	reviewing and approving our capital allocation strategy;
◾	approving investments and dispositions exceeding certain thresholds; and
◾	reviewing our investment and disposition programs and the performance of in-process developments.

Ad Hoc Committee

Executive Committee. The executive committee is constituted as needed and shall include the Chairman, Martin E. Stein, Jr., and any two other directors who qualify as independent, as defined by the listing standards of the Nasdaq Stock Market, and who are available to meet when committee action is required. If Mr. Stein is unavailable, Lisa Palmer, President, would serve in his place. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law or the rules of the Nasdaq Stock Market for the full board of directors and, in addition, may not declare dividends. There were no meetings of the executive committee during 2018.

Code of Ethics

Our board of directors has long maintained corporate governance guidelines, including a code of business conduct and ethics for our directors, officers and employees. The corporate governance guidelines were amended in 2018 to align with current best practices. The corporate governance guidelines and code of conduct are posted on our website at www.regencycenters.com.

Limits on Board Service

Our board of directors is aware of the concept of “overboarding” which refers to a director serving on an excessive number of boards. Such excessive commitments can lead to a director being unable to appropriately fulfill his or her duties. Our corporate governance guidelines have long limited the number of boards on which our directors and officers can serve. Our corporate governance guidelines further provide that no more than two active Regency executives may serve on our board at any time. Our current guidelines provide the following limitations:

Position	Maximum Number of Public Company Boards*
Independent director holding full-time executive position with another company	2
Independent director who is not a full-time executive	4
Regency officer	2	**

*	Maximum number includes service on Regency’s board.
**	Notwithstanding anything to the contrary, no Regency officer may serve on more than one outside public company board unless a specific exception is made by the chairman of the board.

Risk Oversight

Our board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the board as disclosed in the descriptions of each of the committees herein and in the charters of each of the committees, but the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Company has a cyber risk committee comprised of key members of management and other employees. The committee assists the Company in managing cyber risk by evaluating the impact of a potential cyber breach on our business and determining the level of investment in the prevention, detection and response to a breach. This committee reports quarterly to our audit committee.

In addition, the Company has a compliance committee comprised of key members of senior management and other officers. The committee oversees the Company’s robust compliance program and reports annually to our nominating and corporate governance committee.

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Risk Consideration in our Compensation Program

The board believes that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. The board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual and long term incentive compensation tied to financial metrics as well as total shareholder return as compared to a peer group encourages actions that focus on profitable business for the benefit of shareholders. Our stock ownership policy and our policy prohibiting stock hedging transactions further align the interest of our senior officers with the long term interests of our shareholders. In addition, there are significant checks in place within our compensation structure so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the compensation committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

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Compensation of Directors

During 2018, we paid our non-employee directors an annual cash retainer of $60,000. Members of the audit committee and the investment committee each received annual retainers of $15,000. Members of the nominating and corporate governance committee and the compensation committee each received annual retainers of $10,000. The annual retainer for our lead director was $27,000. The chairpersons of the audit committee and the investment committee received annual retainers of $20,000. The chairpersons of the nominating and corporate governance committee and the compensation committee received annual retainers of $12,000. We pay directors’ fees quarterly, in cash or, at the election of the director, shares of common stock issued under our Omnibus Incentive Plan and are valued based on the average closing price of our common stock during the quarter in which the fees are earned. Directors may defer their fees, at their election, under our non-qualified deferred compensation plan.

Non-employee directors also receive stock rights awards of 2,000 shares each immediately following the annual meeting of shareholders. Stock rights granted prior to 2018 vest 25% on each of the first four anniversary dates of the grant. Stock rights granted in 2018 or later vest 100% on the first anniversary date of grant.

DIRECTOR COMPENSATION FOR 2018

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Joseph F. Azrack	$81,250	$112,000	$193,250
Raymond L. Bank(3)	$27,369	—	$27,369
Bryce Blair	$93,250	$112,000	$205,250
C. Ronald Blankenship	$112,500	$112,000	$224,500
Deirdre J. Evens	$57,912	$112,000	$169,912
Mary Lou Fiala	$85,000	$112,000	$197,000
Chaim Katzman(4)	$9,167	—	$9,167
Peter D. Linneman	$82,500	$112,000	$194,500
David P. O’Connor	$80,000	$112,000	$192,000
John C. Schweitzer	$119,000	$112,000	$231,000
Thomas G. Wattles	$110,000	$112,000	$222,000

(1)	The following directors elected to receive certain of their directors’ fees in the form of shares of our common stock in lieu of cash:

Director	Number of Shares Issued in Lieu of Directors’ Fees
Joseph F. Azrack	1,324
C. Ronald Blankenship	1,836
Peter D. Linneman	1,344

(2)

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) which was $56.00 per share on April 26, 2018 for all directors.

(3)	Mr. Bank served as director until our annual shareholders meeting on April 26, 2018.

(4)	Mr. Katzman served as director until February 14, 2018.

In 2019, the compensation committee reviewed a peer analysis of the competitiveness of our non-employee director compensation package and approved the following increases for 2019:

◾	the annual cash retainer to $70,000.
◾	the additional annual retainer for the lead director to $35,000.
◾	the additional annual retainer for the chairman of the compensation committee to $15,000.
◾	the additional annual retainer for the chairman of the nominating and corporate governance committee to $15,000.

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Proposal Two: Advisory Vote on Executive Compensation

We design our executive officer compensation programs to attract, motivate, and retain executives who are capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with shareholders by awarding incentives for the achievement of specific key objectives. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections.

The compensation committee continues to refine our executive compensation practices and policies consistent with evolving governance practices. We believe that the compensation actually received by our executives reflects our goal to align the interests of management with shareholders. We believe the following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework.

◾	We have endeavored to align base salaries and target total direct compensation near the market median.
◾	Our annual bonus plan is entirely based on corporate or regional financial results.
◾	Our annual long-term incentive award for our named executive officers is largely based upon our total shareholder return relative to the FTSE NAREIT U.S. Shopping Center Index.
◾

Our executives have severance agreements but not employment agreements. These agreements do not provide tax gross-ups and do not have single triggers in the event of a change of control other than in the limited instance in which our stock is no longer publicly-traded following a change of control, in which case equity awards become vested and converted to a cash payment.

◾	We do not offer pension plans for our executive officers or our other employees.
◾	We have a stock ownership policy that requires our executive officers to own a significant multiple of their base salary and to retain a percentage of the shares subsequently awarded to them.
◾	We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their Company securities.
◾	We prohibit our officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
◾	We have an expansive clawback/recoupment policy for current and former executive officers.

In accordance with SEC rules, you are being asked to approve an advisory resolution on the compensation of our named executive officers. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2018 compensation program and policies for our named executive officers. Although this advisory vote is non-binding, our board and compensation committee will review the voting results. To the extent there is any significant negative say-on-pay vote, the board and compensation committee would consider constructive feedback in making future decisions about executive compensation programs.

Our board recommends a vote “for” approval, on an advisory basis, the 2018 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

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Compensation Discussion and Analysis

Introduction

The compensation committee of our board of directors is focused on executive compensation being appropriate in amount and form. The compensation committee strives to align the interests of our executive team with the interests of our shareholders by providing incentives based upon the achievement of performance levels in relation to our strategic goals. In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation programs and the underlying philosophy used to develop the programs. Except as otherwise specified, the CD&A focuses on our CEO and the other executive officers named in our Summary Compensation Table. We refer to these individuals as our “named executive officers” or “NEOs.”

Our Named Executive Officers

Pictured above (left to right) are Mac Chandler, Hap Stein, Lisa Palmer and Jim Thompson.

NAME	AGE	POSITION
Martin E. Stein, Jr.	66	Chairman of the Board and Chief Executive Officer(1)
Lisa Palmer	51	President and Chief Financial Officer(1)
James D. Thompson	63	Executive Vice President of Operations(2)
Dan M. Chandler, III	51	Executive Vice President of Investments(3)

(1)	For information with respect to Mr. Stein and Ms. Palmer, please see the information about the members of our board of directors on the preceding pages.

(2)

James D. Thompson has been our Executive Vice President of Operations since January 1, 2016. Prior to that time from 1993 until 2015, he served as Managing Director—East. Prior to that time, Mr. Thompson served as Executive Vice President of our predecessor real estate division from 1981. Mr. Thompson is a graduate of Auburn University.

(3)

Dan M. Chandler, III has been our Executive Vice President of Investments since January 1, 2016. From 2009 to 2015, he served as Managing Director—West. From 2007 to 2009 Mr. Chandler was a principal with Chandler Partners, a private commercial and residential real estate developer in Southern California. Mr. Chandler was a Managing Director—Northeast Investments for Regency from 2006 to 2007, Senior Vice President of Investments (So Cal / Mid-Atlantic) from 2002 to 2006, Vice President of Investments (So Cal) from 1999 to 2002 and was a Director—Project Development (So Cal) at Pacific Retail Trust (PRT) from 1997 until its merger with Regency in 1999. Mr. Chandler holds a Bachelor of Science (Urban Planning), MBA and Master of Real Estate Development (MRED) from the University of Southern California. He is also a member of ICSC and ULI, and serves on ULI’s Small-Scale Development Council (Gold).

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Our Compensation Philosophy

Our compensation program is designed to attract, motivate, and retain industry-leading executives who are capable of achieving our key strategic goals. We compensate our executives through a mix of base salary, annual cash incentives, and long-term equity compensation with an emphasis on the role of incentives in contributing to total compensation. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with shareholders by awarding incentives for the achievement of specific key objectives.

Ov ersight of Compensation

The compensation committee of our board of directors is responsible for implementing our executive pay philosophy, evaluating compensation against the market, and approving the material terms of executive compensation arrangements, such as incentive plan participants, award opportunities, performance goals, and compensation earned under incentive plans. The committee is comprised entirely of independent directors as defined by the Nasdaq Stock Market.

The committee evaluates the performance of the CEO and determines his compensation based on this evaluation. With respect to our President and CFO, the committee considers the CEO’s input as to performance evaluations and recommended compensation arrangements. With respect to our executive vice presidents, the committee considers the CEO’s and the president’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

Management and the committee rely upon outside advisors to determine competitive pay levels, evaluate pay program design, and assess evolving technical constraints. During 2018 the committee engaged Willis Towers Watson to evaluate competitive pay practices, assist in the refinement of our incentive plans and assist in the preparation of our pay disclosures and valuation of our equity awards. A representative from Willis Towers Watson generally attends meetings of the compensation committee, and is available to participate in executive sessions and to communicate directly with the compensation committee chair or its members outside of meetings.

The compensation committee considers all factors relevant to the consultant’s independence from management, including those identified by the Nasdaq Stock Market, and has determined that Willis Towers Watson has no conflict of interest and is independent.

Targeted Level of Compensation

We endeavor to set total direct compensation, which consists of base salary, annual cash incentives and the expected value of long-term incentives, for target performance levels near the peer median depending on company and market circumstances as well as the experience level of the individual executive. Annual increases in base salary, cash incentives, performance shares and total direct compensation, while not guaranteed, will be more robust when pay is below the median and more moderate when those compensation levels are more than 10% above the median or exceed the peer 60th percentile. Compensation for top executives will be highly variable with heavy weighting toward incentive compensation rather than fixed components.

We rely on a peer group analysis of total direct compensation prepared annually by Willis Towers Watson as well as the compensation survey of NAREIT to evaluate pay levels for our named executive officers. The principles by which the peer group was created and maintained are that companies be in a comparable industry (i.e. REITs) and comparable in size, generally based on total market capitalization ranging from half to double our size. We evaluate the appropriateness of the group annually (based on merger and acquisition activity, growth, property focus, etc.) and make adjustments accordingly.

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In the fall of 2017, the composition of the peer group was changed by the compensation committee to better reflect the Company’s increased market capitalization and to include “best-in-class” REITs regardless of property focus. In 2018, we removed GGP due to Merger & Acquisition activity, and we expanded the group to include Alexandria Real Estate Equities, Duke Realty Corporation and UDR, while maintaining our philosophy of considering “best-in-class” REITs of comparable size but not limited to the shopping center sector.

Peer Company	Reviewed in 2017 for Setting 2018 Compensation	Reviewed in 2018 for Setting 2019 Compensation
Alexandria Real Estate Equities, Inc.
Boston Properties, Inc.
Brixmor Property Group, Inc.
Duke Realty Corporation
Essex Property Trust, Inc.
Federal Realty Investment Trust
GGP, Inc.
Host Hotels & Resorts, Inc.
Kimco Realty Corporation
The Macerich Company
National Retail Properties, Inc.
Realty Income Corp.
SITE Centers Corp. (formerly DDR)
Taubman Centers, Inc.
UDR, Inc.
VEREIT, Inc.
Weingarten Realty Investors

Executive Compensation Highlights

WHAT WE DO	WHAT WE DO NOT DO

Link compensation to the creation of shareholder value by our pay for performance philosophy	Provide excise tax gross-ups

Design our annual incentive plan to be 100% performance based for the NEOs	Maintain compensation programs that encourage unreasonable risk taking

Set the long-term incentive opportunity for our Chairman/CEO and our President/CFO to be 100% based on performance and for our EVPs to be 80% based on performance	Have excessive perquisites

Review our peer group annually	Have single triggers in the event of a change of control

Cap our annual and long-term incentive payouts

Pay dividends earned on performance shares only after the performance shares are earned and vested

Use an independent compensation consultant

Have severance agreements but not employment agreements

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2018 Say on Pay Results and Shareholder Engagement

Our board of directors and our compensation committee value the opinions of our shareholders and are committed to ongoing engagement with our shareholders on executive compensation practices. The compensation committee specifically considers the results from the annual shareholder advisory vote on executive compensation. At the 2018 annual meeting of shareholders, more than 98% of the votes cast on the shareholder advisory vote on executive compensation were in favor of our executive compensation. We believe the results of the 2018 Say on Pay vote demonstrate continued strong shareholder support for our current program.

2018 Performance

In view of our financial performance in 2017 as well as other business accomplishments and peer benchmarking, the compensation committee of our board of directors increased targeted total direct compensation for our NEOs by approximately 5.1% for 2018. Our continued operational and financial progress in 2018 resulted in the Company achieving a number of performance highlights in 2018.

Net Income	NAREIT FFO	Core Operating Earnings per Share
Net income attributable to common stockholders increased to $1.46 per diluted share.	NAREIT FFO increased to $3.83 per share.	We experienced 4.1% growth in Core Operating Earnings per share.

Same Property NOI Growth	Developments and Redevelopments	Acquisitions and Dispositions
We experienced 3.4% growth in Same Property NOI without termination fees.	We had $193 million in project starts in 2018 (before partner participation) and had $352 million in project completions in 2018.	We had $164 million in property acquisitions and $225 million in property dispositions.

Balance Sheet Management	Efficiency	Relative Total Shareholder Return
Our Net Debt to Operating EBITDAre ratio was 5.3X. We increased our fixed charge coverage to 4.2X.	We reduced our G&A/revenues under management to 4.5% from 4.8%.	Over the three-year period ending in 2018, Regency outperformed the FTSE NAREIT U.S. Shopping Center Index by 1,600 basis points.

Please see Appendix A for definition of the above terms and a reconciliation of the above metrics to results reported in accordance with generally accepted accounting principles.

Compensation Decisions

In 2018 and early 2019, the compensation committee continued to review the market conditions for executive compensation, considered 2018 performance, and made the following compensation decisions:

Reviewed the peer group and modified the group to be analyzed for 2019 compensation decisions	Assessed 2018 performance and approved 2018 cash incentive payouts for $3.54 Core Operating Earnings/Share (1.10 times target) and 3.4% NOI Growth (1.13 times target)	Approved payouts for the 2016 – 2018 long-term incentive plan based on Regency’s 1,600 basis points of outperformance for relative TSR

Approved payouts for the achievement of our merger synergies stated goal with G&A/Revenues Under Management of 4.5% (1.63 times target)	Increased NEO base salaries by 3.1%, on average, for 2019	Determined 2019 incentive plans and targets for NEOs

Approved the auto-renewal of the severance/change of control contracts for our named executive officers effective January 1, 2019	Approved the proposed amendment and restatement of the Omnibus Incentive Plan for shareholder vote

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Elements of Compensation

In allocating compensation, we believe the compensation of our NEOs should be predominantly performance-based because these individuals have the greatest ability to influence our performance. The table below summarizes the allocation of the 2018 compensation opportunity for our CEO and our other named executive officers based upon the three primary elements of compensation (base salary, annual cash incentive, and long-term incentives).

Base Salary

Base salaries are reviewed annually. The following factors are considered in determining salary adjustments: market competitiveness, the roles and responsibilities of the executives, contributions to the Company’s business, an analysis of job requirements and the executives’ prior experience and accomplishments. Based on such review, our NEOs received base salary increases that ranged from 2.9% to 3.6%.

	2017 Base Salary	2018 Base Salary	% Increase
Martin E. Stein, Jr. Chairman and Chief Executive Officer	$850,000	$875,000	2.9%
Lisa Palmer President and Chief Financial Officer	$570,000	$590,000	3.5%
James D. Thompson Executive Vice President of Operations	$468,000	$485,000	3.6%
Dan M. Chandler, III Executive Vice President of Investments	$468,000	$485,000	3.6%

Annual Cash Incentives—Overview

The compensation committee aims to set rigorous performance goals that align pay for performance. A number of factors are considered when calibrating goals including the current operating environment, projected peer performance and the Company’s key strategic objectives.

Regency pays an annual cash incentive based on achievement of key corporate objectives. The annual cash incentives for our NEOs in 2018 were based on 60% Core Operating Earnings per share and 40% Same Property NOI Growth.

The compensation committee believes Core Operating Earnings is representative of our ability to meet our financial commitments, make distributions to shareholders on a sustainable basis and is a representative indicator of growth in our net asset value. For 2018, Same Property NOI Growth was added as an additional annual incentive plan measure. Same Property NOI Growth is a primary driver of earnings and net asset value, and the committee felt that incorporating the NOI metric into the NEO incentive plan better aligned the incentives of all Company officers.

The 2018 performance criteria for the Core Operating Earnings/Share and Same Property NOI growth metrics is set forth in the following table. Performance between levels will be interpolated, and payouts for performance below the “low” performance level would be made only at the discretion of the compensation

Regency Centers  Corporation 2019 Proxy Statement        25

committee. To encourage our NEOs to take actions that are in the long-term interests of the Company, our compensation committee may normalize the calculation of Core Operating Earnings per share to not penalize (or overly-benefit) our NEOs for taking actions that are in the best interest of our Company over the long-term but that have a negative impact on Core Operating Earnings such as the sale of assets and debt reduction.

2018 Performance Criteria for Annual Cash Incentives

			60% Weight at Target	40% Weight at Target
Performance Level	Multiple of Target		2018 Core Operating Earnings/Share	2018 Same Property NOI Growth
Maximum	2.00 / 1.80	(1)	$3.76	5.25%
Exceptional	1.50		$3.64	4.50%
Stretch	1.25		$3.57	3.75%
Target	1.00		$3.52	3.00%
Low	0.50		$3.47	2.00%

(1)	The maximum payout for Core Operating Earnings per Share performance is 2.0 times target, and the maximum payout for Same Property NOI Growth performance is 1.8 times target.

Annual Cash Incentives—2018 Results v. 2018 Incentive Plan Goals

Performance results and the resulting cash awards are presented in the following tables.

2018 Performance Results for Annual Cash Incentives

Performance Metric	Actual Performance	Resulting Multiple of Target Earned
Core Operating Earnings/Share	$3.54	1.10
Same Property NOI Growth	3.4%	1.13

2018 Cash Targets and Resulting Incentives Earned

Name	Core Operating Earnings Per Share: Target	Core Operating Earnings Per Share: Actual Cash Earned	Same Property NOI Growth: Target	Same Property NOI Growth: Actual Cash Earned
Martin E. Stein, Jr.	$735,000	$808,500	$490,000	$553,700
Lisa Palmer	$354,000	$389,400	$236,000	$266,680
James D. Thompson	$291,000	$320,100	$194,000	$219,220
Dan M. Chandler, III	$291,000	$320,100	$194,000	$219,220

Long-Term Incentives—Overview

The compensation committee strongly believes that using equity awards with multi-year performance and vesting periods for a majority of the incentive awards reinforces the alignment of the interests of executives with those of shareholders. We maintain our Omnibus Incentive Plan for the purpose of granting various types of equity awards, including stock rights awards (or restricted shares), to provide incentives for management to increase shareholder value. In addition, the multi-year nature of the performance and vesting periods encourages executives to stay with the Company.

Our compensation committee has authority to determine eligible participants, the types of awards and the terms and conditions of awards. Award opportunities under the Omnibus Incentive Plan are consistent with the pay philosophy in that they provide above-median award opportunities for achievement of Regency’s high performance expectations. The committee uses two different stock-based awards to promote stock ownership among the participants and to emphasize the importance of total shareholder return. Performance share awards are awarded subject to the achievement of select performance goals as described below. Restricted share awards are awarded to our executive vice presidents subject to the participant’s ongoing employment with us.

26         Regency Centers Corporation 2019 Proxy Statement

2018 Long Term Incentive Weighting at Target

Long Term Incentive Component	CEO & President/CFO Weight at Target	EVPs Weight at Target
Performance Shares: 2018—2020 Relative TSR	100%	80%
Time-based Restricted Shares	0%	20%

Long-Term Incentives—Performance Shares

Performance goals are established for a multi-year performance period to tie incentive compensation to long-term results. Following the end of the period, performance versus goals is calculated and reviewed by the compensation committee, awards are determined, and the corresponding number of shares vest. Dividend equivalents are accrued during the performance period and will vest when the underlying share award vests. No shares will be earned if performance levels are not achieved in excess of threshold levels.

For 2018, performance shares granted to our named executive officers were entirely based on total shareholder return relative to the FTSE NAREIT U.S. Shopping Center Index. We believe total shareholder return is our shareholders’ scorecard for our Company, and it is a discerning measure of how the executives perform in the shopping center sector over an extended period.

The performance goals under the 2018 plan that are set in terms of performance in relation to the FTSE NAREIT U.S. Shopping Center Index are outlined below and were articulated in terms of three-year aggregate performance. Total shareholder return considers stock price growth as well as dividends. Performance between levels will be interpolated and such performance shares will be earned after the end of 2020 and will be immediately vested.

2018—2020 Performance Criteria for Total Shareholder Return

(Relative to FTSE NAREIT U.S. Shopping Center Index)

Cumulative 3-Year Performance vs. Index	Performance Level	Multiple of Target
+ 20%	Exceptional	2.00
+ 10%	Stretch	1.50
0%	Target	1.00
- 10%	Low	0.50
- 20%	Threshold	0.00

Performance shares awarded to our named executive officers in 2016, 2017 and 2018 are set forth in the table for outstanding equity awards at fiscal year-end 2018 on page 35 in this proxy statement.

Our named executive officers earned 180% of the target performance share award that was based upon total shareholder return for the 2016—2018 performance period. Our relative total shareholder return for this performance period was -5% versus -21% for the FTSE NAREIT U.S. Shopping Center Index—an out-performance of 1,600 basis points. As the table below illustrates, Regency has outperformed the index in the prior three years.

Scorecard for Relative Shareholder Return Performance

Performance Period	FTSE Shopping Center Index	Regency	% of Target Payout
2014—2016	41%	63%	200%
2015—2017	-4%	19%	200%
2016—2018	-21%	-5%	180%

For the named executive officers in 2017, we awarded performance shares tied to total relative shareholder return performance over the 2017—2019 period. Due to the merger with Equity One, Inc., we also awarded performance shares tied to achievement of net G&A expenses as a percentage of revenues under management (“merger synergies”) during 2018. We believe this is an effective way to consider the success of our merger.

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Our net G&A / revenues under management for 2018 was 4.5% which resulted in a payout of 1.63 times target. Performance shares earned for merger synergies will vest one-third in January 2019, one-third in January 2020 and one-third in January 2021.

Long-Term Incentives—Restricted Shares / Stock Rights Awards

A restricted share award is a grant of stock that vests after certain conditions are met. Restricted shares are used to motivate and retain employees as well as promote employee stock ownership. The restricted share awards we grant are usually “time-based” and vest equally over a four-year period, subject to continued employment with us. We refer to them as stock rights awards because we do not issue the shares until the vesting conditions have been satisfied. We currently do not use stock options as part of our compensation package. Our stock-based awards are full-value shares that vest based on goal-achievement and/or continued service. Since we grant fewer shares with these types of awards than we would have granted in the form of options, stock grants help us manage dilution that we would otherwise experience in granting options.

In 2018, we granted restricted shares to Messrs. Chandler and Thompson in the amount of $194,000 each. The grants represented 20% of their 2018 long-term incentive target.

401(k) Profit-Sharing Plan

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k) plan pursuant to which we match employee contributions at 100% up to $5,000 for 2018. In addition, the compensation committee has the right to approve additional contributions—including the discretion to make such contribution when our corporate objectives are achieved.

For 2018, the compensation committee approved a discretionary profit-sharing award totaling $2.0 million, and the pool of funds is distributed pro-rata to all eligible employees based upon a salary cap of $62,000. We review our Company match, employee participation levels and communication programs throughout the year to ensure that this benefit remains competitive with comparable companies as well as national benchmarks.

Compensation on Termination of Employment

Each of our named executive officers has a severance and change of control agreement that auto-renewed on January 1, 2019. The new agreements will automatically renew on January 1, 2022, for an additional three-year term unless either party gives written notice of non-renewal within 90 days before the end of the current term.

We believe these agreements are important for retention purposes, as many companies we compete with offer severance compensation, particularly in connection with a change of control. Accordingly, our named executive officers have the right to receive severance compensation if they are terminated without cause or they leave for good reason while the agreement is in effect. If such termination occurs within two years after a change of control, enhanced severance compensation, including the vesting of unvested equity awards, is provided. We believe that such compensation gives our named executive officers incentive (1) to stay with the Company despite the possibility of losing employment after a change of control and (2) to focus on obtaining the best possible value for shareholders in a change of control transaction.

The severance amount payable to each executive officer is a specified multiple of the sum of the officer’s annual base salary and average annual cash bonus paid during the past three years. With respect to qualifying terminations occurring prior to a change of control, the severance multiple is 1.5 for each of Mr. Stein and Ms. Palmer, and the severance multiple is 1.0 for each of Messrs. Chandler and Thompson. With respect to qualifying terminations occurring on or after a change of control, the severance multiple is 2.0 for Messrs. Stein, Chandler and Thompson and Ms. Palmer. We would also pay an additional cash severance payment upon the executive’s qualifying termination in an amount equal to the COBRA premiums the executive would be required to pay to continue his or her health plan coverage during such severance period.

In the event of a termination without cause or the executive officer leaves for good reason that is not related to a change of control, the executive officer’s unvested equity awards that vest solely on the basis of time will vest on a pro-rated basis and the executive officer’s performance shares will be earned on a pro-rated basis based on the level of achievement as of such date of termination.

Our severance and change of control agreements provide for severance using a “double trigger,” i.e., severance is payable only if a change of control occurs and the officer is terminated without cause or leaves for good reason within two years after the change of control. The vesting/cash out of equity awards upon severance after a change of control is at the greater of actual performance to-date or target, except when Regency or any surviving entity cease to be a public company, in which case unvested equity awards are cashed out and performance shares are cashed out at their fair market value as of the date of the change of

28         Regency Centers Corporation 2019 Proxy Statement

control with interest through the payment date. For executive officers, if their change of control compensation is subject to excise taxes for “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code, they will either pay the excise tax or have their payments capped at a level so there would be no excise tax depending upon which option provides such executive with the greatest benefit on an after-tax basis.

The agreements also provide that severance payments are subject to recoupment as required by any recoupment policy approved by our Board of Directors or required by law. The Company has a robust executive compensation clawback policy, see “Recoupment/Clawback Policies”.

If an executive officer has delivered written notice of his or her pending retirement and a change of control should occur after such notice is given, the payments and benefits for such retiring officer are limited to the payments and benefits such retiring officer would have received through the contemplated date of retirement.

For additional information on compensation on termination of employment, including death, disability and retirement, see “Executive Compensation—Compensation on Termination of Employment.”

Stock Ownership Policy

We have a stock ownership policy for our senior officers and outside directors to encourage them to focus on creating long-term shareholder value. The current policy sets stock ownership targets for officers as a multiple of base salary and for outside directors as a multiple of their annual retainer (exclusive of fees for committee service).

The targets are to be achieved by directors and executive officers over a five-year accumulation period. The stock ownership policy also requires the chief executive officer, the president and chief financial officer, our executive vice presidents, our managing directors and members of our board of directors to retain 25% of the shares they receive as direct compensation (on a pre-tax basis) after being hired, promoted or elected into such positions so long as they remain an officer or director. Stock received in lieu of cash for board fees is not subject to the retention requirement. With respect to senior vice presidents, the retention requirement only applies until the senior vice president meets his or her stock ownership target. We monitor the ownership of our officers and directors to make sure our ownership policy is followed.

Policy on Hedging Transactions, Margin Accounts and Stock Pledges

We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of our securities. This prevents our officers and directors from continuing to own our securities without having the full risks and rewards of ownership.

We also prohibit our officers and directors from holding our securities in a margin account or pledging our securities as collateral for a loan.

Recoupment/Clawback Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under securities laws.

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We have a more expansive clawback policy for our executive officers. If the Company issues a material accounting restatement of its financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the board may, in its sole discretion, upon evaluating the associated costs and benefits, recover any incentive compensation (i) received by any covered person (ii) during the three fiscal years immediately preceding the date of the accounting restatement issuance based on the erroneous data and (iii) that exceeds the amount that would have been paid to the covered person under the accounting restatement, calculated on a pre-tax basis. If the board determines that any covered person has committed misconduct, fraud or gross negligence, the board may, in its sole discretion upon evaluating the associated costs and benefits, recover any incentive compensation received by any covered person during the three fiscal years preceding or following the period during which the misconduct occurred, calculated on a pre-tax basis. In making such determination, the board may consider such factors as it deems appropriate, including, without limitation (A) the practicability of obtaining such recovery and the costs to us and/or our shareholders of pursuing such recovery, (B) the likelihood of success of enforcement under governing law versus the cost and effort involved, (C) whether the assertion of a claim may prejudice our interests, including in any related proceeding or investigation, (D) any applicable fraud, intentional misconduct or gross negligence by a covered person, (E) any pending legal proceeding relating to any applicable fraud, intentional misconduct or gross negligence, and (F) any other factors deemed relevant by the board. The covered persons are any current or former executive officer who was designated by us as subject to Section 16 of the Securities Exchange Act of 1934.

Deductibility of Compensation

Since we have elected to qualify as a REIT under the Internal Revenue Code of 1986, we generally will not be subject to federal income tax. Thus, the deduction limit contained in Section 162(m) of the Internal Revenue Code for compensation paid to CEOs and certain other executive officers of public companies is not material to the design and structure of our executive compensation program.

30         Regency Centers Corporation 2019 Proxy Statement

Compensation Committee Report

For the year ended December 31, 2018, the compensation committee reviewed and discussed the CD&A with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the CD&A be included in this proxy statement.

John C. Schweitzer, Chairman

Joseph F. Azrack

Deirdre J. Evens

David P. O’Connor

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Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our chief executive officer, our president and chief financial officer and our two other executive officers for 2018. The amounts reported for stock awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on Regency’s performance, stock price and continued employment. Please see the 2018 Total Earned Compensation Table for the total compensation realized by each named executive officer.

SUMMARY COMPENSATION TABLE FOR 2018

Name and Principal Position	Year	Salary		Stock Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation(2)		Total
Martin E. Stein, Jr. Chairman and Chief Executive Officer	2018 2017 2016	$ $ $	875,000 850,000 820,000	$ $ $	3,150,064 2,975,155 2,870,000	$ $ $	1,362,200 1,737,400 1,431,900	$ $ $	32,357 29,216 19,583	$ $ $	5,419,621 5,591,771 5,141,483
Lisa Palmer President and Chief Financial Officer	2018 2017 2016	$ $ $	590,000 570,000 550,000	$ $ $	1,620,031 1,500,013 1,482,000	$ $ $	656,080 832,200 709,500	$ $ $	18,312 13,248 12,545	$ $ $	2,884,423 2,915,461 2,754,045
James D. Thompson Executive Vice President of Operations	2018 2017 2016	$ $ $	485,000 468,000 450,000	$ $ $	970,061 910,127 878,000	$ $ $	539,320 683,280 580,500	$ $ $	21,108 20,286 19,583	$ $ $	2,015,489 2,081,693 1,928,083
Dan M. Chandler, III Executive Vice President of Investments	2018 2017 2016	$ $ $	485,000 468,000 450,000	$ $ $	970,061 910,127 878,000	$ $ $	539,320 683,280 580,500	$ $ $	15,174 14,352 12,545	$ $ $	2,009,555 2,075,759 1,921,045

(1)

The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards and performance-based and market-based performance share awards. We use a Monte Carlo simulation model to value market-based awards, i.e., for performance awards tied to total relative shareholder return. Our model estimates the fair value of the award based on our data and that of the FTSE NAREIT U.S. Shopping Center Index.

2018 Stock Awards. The goals for performance awards granted in 2018 based upon total shareholder return are entirely market-based.

The awards issued on January 29, 2018 assumed (a) stock price volatility of 19.2% for Regency and 18.4% for the index, (b) risk-free interest rates of 2.26%, (c) Regency’s beta versus the index of 0.965, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital market assumptions, the market-based awards issued on January 29, 2018 were valued using the Monte Carlo model at $65.74 per share.

The 2018 stock awards also include the grant date fair value of restricted stock awards to Messrs. Chandler and Thompson.

2017 Stock Awards. The goals for performance awards granted in 2017 based upon total shareholder return are entirely market-based.

The awards issued on January 30, 2017 assumed (a) stock price volatility of 18.0% for Regency and 16.1% for the index, (b) risk-free interest rates of 1.48%, (c) Regency’s beta versus the index of 1.038, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued on January 30, 2017 were valued using the Monte Carlo model at $78.54 per share.

The goals for performance awards granted in 2017 based upon merger synergies are not market-based. These awards were valued at target level of performance. The maximum value of performance awards based upon merger synergies are $1,190,000 for Mr. Stein, $600,000 for Ms. Palmer and $336,000 for each of Messrs. Chandler and Thompson.

The 2017 stock awards also include the grant date fair value of restricted stock awards to Messrs. Chandler and Thompson.

32         Regency Centers Corporation 2019 Proxy Statement

2016 Stock Awards. The goals for performance awards granted in 2016 are entirely market-based.

The awards issued on February 1, 2016 assumed (a) stock price volatility of 18.4% for Regency and 15.9% for the index, (b) risk-free interest rates of 1.01%, (c) Regency’s beta versus the index of 1.087, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued on February 1, 2016 were valued using the Monte Carlo model at $90.73 per share.

The awards issued on February 18, 2016 assumed (a) stock price volatility of 18.5% for Regency and 16.1% for the index, (b) risk-free interest rates of 0.88%, (c) Regency’s beta versus the index of 1.074, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued on February 18, 2016 were valued using the Monte Carlo model at $86.66 per share.

The 2016 Stock Awards also includes the grant date fair value of restricted stock awards to Ms. Palmer and Messrs. Chandler and Thompson.

(2)

The amounts in this column for 2018 consist of the following for each executive: (a) a $11,000 contribution to our 401(k) and profit sharing plan, (b) a $1,000 holiday bonus, (c) life insurance premiums of $17,526 for Mr. Stein, $9,108 for Mr. Thompson, $3,174 for Mr. Chandler and $3,174 for Ms. Palmer, (d) reimbursement of $2,587 to Ms. Palmer for an executive physical, and (e) taxable income of $2,831 and $551 to Mr. Stein and Ms. Palmer, respectively, related to use of our Company’s NetJet.

Pay Ratio

We have estimated the ratio between our chief executive officer’s total compensation and the median annual total compensation of all employees (except the chief executive officer). In searching for the median employee we considered taxable compensation totals in 2018. We identified the “Median Employee” based on the taxable compensation of all full-time, part-time, and temporary employees employed by us on December 31, 2018, then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our chief executive officer had annual total compensation of $5,419,621 and our Median Employee had annual total compensation of $103,591. Therefore, we estimate that our chief executive officer’s annual total compensation is 52 times that of the median of the annual total compensation of all of our employees.

2018 Total Earned Compensation Table

To supplement the information in the Summary Compensation table set forth above, we have included the additional table below, which shows “Total Earned Compensation” representing the total compensation realized by each named executive officer in each of the years shown in comparison to Total Compensation as reported in the Summary Compensation table. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year.

Name and Principal Position	Year	Total Earned Compensation(1)		Total Compensation from Summary Compensation Table
Martin E. Stein, Jr. Chairman and Chief Executive Officer	2018 2017 2016	$ $ $	6,629,922 7,945,151 9,818,732	$ $ $	5,419,621 5,591,771 5,141,483
Lisa Palmer President and Chief Financial Officer	2018 2017 2016	$ $ $	3,235,240 2,876,887 3,581,237	$ $ $	2,884,423 2,915,461 2,754,045
James D. Thompson Executive Vice President of Operations	2018 2017 2016	$ $ $	2,381,527 1,817,190 2,070,558	$ $ $	2,015,489 2,081,693 1,928,083
Dan M. Chandler, III Executive Vice President of Investments	2018 2017 2016	$ $ $	2,384,127 1,805,840 2,022,301	$ $ $	2,009,555 2,075,759 1,921,045

(1)

Amounts reported as Total Earned Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the Summary Compensation table. Total Earned Compensation is not a substitute for Total Compensation. Total Earned Compensation represents: (1) Total Compensation, as calculated under applicable SEC rules, minus (2) the aggregate grant date fair value of

Regency Centers  Corporation 2019 Proxy Statement        33

equity awards (as reflected in the Stock Awards columns of the Summary Compensation table) plus (3) the market value of any equity awards that were earned in the applicable year but distributed the following year after they were earned and including accumulated dividends (such awards are disclosed in the following year’s proxy statement). For more information on Total Compensation under the SEC rules, see the narrative and notes accompanying the Summary Compensation table above.

Grants of Plan-Based Awards

Cash incentive awards under our 2018 incentive plan were based on Core Operating Earnings per share and Same Property Net Operating Income Growth during the year ended December 31, 2018. Cash incentive awards based on Core Operating Earnings per share and Same Property NOI Growth were earned at 1.10 and 1.13 times the target level, respectively, under the 2018 incentive plan.

Equity awards that may be earned under our 2018 incentive plan are issuable under our Omnibus Incentive Plan. Our 2018 incentive plan provides for the issuance to our named executive officers of performance share awards that are based on specified thresholds for total relative shareholder return during 2018 through 2020.

Each performance share award provides for a specific number of shares depending on the extent to which the performance levels are achieved. No performance shares will be earned if the threshold levels are not achieved. Earned awards will vest, if at all, at the end of the performance period and be paid in shares. Dividend equivalents will vest when the underlying share award vests and will be paid in shares, as if dividends paid on unvested shares at the same rate as paid on our common stock were reinvested annually.

The following table sets forth information about plan-based awards granted to our named executive officers during 2018, all of which were made under our 2018 incentive plan. Threshold amounts reflect the minimum amounts that we expect to be earned by our NEOs.

GRANTS OF PLAN BASED AWARDS DURING 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date of Equity Incentive Plan Awards		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other stock Awards: # of Shares of Stock	Grant Date Fair Value of Stock Awards
Martin E. Stein. Jr.	1/29/18	(1)	$612,500	$1,225,000	$2,352,000	—	—	—	—	—
	1/29/18	(2)	—	—	—	23,959	47,917	95,834	—	$3,150,064	(3)
Lisa Palmer	1/29/18	(1)	$295,000	$590,000	$1,132,800	—	—	—	—	—
	1/29/18	(2)	—	—	—	12,322	24,643	49,286	—	$1,620,031	(3)
James D. Thompson	1/29/18	(1)	$242,500	$485,000	$931,200	—	—	—	—	—
	1/29/18	(2)	—	—	—	5,903	11,805	23,610	—	$776,061	(3)
	1/29/18	(4)	—	—	—	—	—	—	3,101	$194,000	(4)
Dan M. Chandler, III	1/29/18	(1)	$242,500	$485,000	$931,200	—	—	—	—	—
	1/29/18	(2)	—	—	—	5,903	11,805	23,610	—	$776,061	(3)
	1/29/18	(4)	—	—	—	—	—	—	3,101	$194,000	(4)

(1)

The amount shown represents the range of possible cash incentive awards that could have been earned under our 2018 incentive plan for our Core Operating Earnings per share and Same Property Net Operating Income Growth performance in 2018.

(2)

The amounts shown represent the range of stock awards that may be earned under our 2018 incentive plan for performance during 2018 through 2020 for relative total shareholder return. The amounts are based upon the actual grant price of $62.57. Any earned award, together with dividend equivalents on the earned awards, will vest on January 29, 2021 and be paid in shares. For additional information, see “Compensation Discussion and Analysis.”

(3)

We use a Monte Carlo simulation model to value market-based awards, i.e., for performance awards tied to total relative shareholder return. Our model estimates the fair value of the award based on our data and that of the FTSE NAREIT U.S. Shopping Center Index. The January 29, 2018 awards assumed (a) stock price volatility of 19.2% for Regency and 18.4% for the index, (b) risk-free interest rates of 2.26%, (c) Regency’s beta versus the index of 0.965, and (d) no dividend yield assumption given that the award includes dividend equivalents that are earned only to the extent that the underlying shares are earned. Based on the performance goals and these capital markets assumptions, the market-based awards issued on January 29, 2018 were valued using the Monte Carlo model at $65.74 per share.

(4)	The amounts shown are for a restricted share grant that vests 25% per year over four years beginning in 2019.

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Outstanding Equity Awards

The following table sets forth information about outstanding equity awards held on December 31, 2018 by our named executive officers. The amounts include unvested dividend equivalent units earned as of December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Martin E. Stein, Jr.	—	—	69,572	(3)	$4,082,485
			83,360	(4)	$4,891,565
			99,345	(5)	$5,829,565
Lisa Palmer	1,877	$110,142	30,015	(3)	$1,761,280
			42,029	(4)	$2,466,262
			51,092	(5)	$2,998,079
James D. Thompson	7,573	$444,384	17,736	(3)	$1,040,748
			20,867	(4)	$1,224,476
			24,475	(5)	$1,436,193
Dan M. Chandler, III	7,705	$452,129	17,736	(3)	$1,040,748
			20,867	(4)	$1,224,476
			24,475	(5)	$1,436,193

(1)	These stock rights awards vest as follows:

Ms. Palmer (#)	Mr. Thompson (#)	Mr. Chandler (#)	Vesting Dates
—	1,275	1,407	100% on February 2, 2019
1,877	1,127	1,127	50% per year on February 1, 2019 and 2020
—	1,957	1,957	33 1/3% per year on January 30, 2019, 2020 and 2021
—	3,215	3,215	25% per year on January 29, 2019, 2020, 2021 and 2022

(2)

The amounts in this column have been computed based on the closing price of our common stock of $58.68 on December 31, 2018, and include unvested dividend equivalent units as of that date. The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest and the actual number of shares that vest.

(3)	These shares represent the maximum possible awards available on December 31, 2018 under our 2016 incentive plan based on total shareholder return during 2016 through 2018.
(4)

These shares represent the maximum possible awards available on December 31, 2018 under our 2017 incentive plan based on total shareholder return during 2017 through 2019 and merger synergies measured at the end of 2018.

(5)	These shares represent the maximum possible awards available on December 31, 2018 under our 2018 incentive plan based on total shareholder return during 2018 through 2020.

See “—Compensation on Termination of Employment.”

Regency Centers  Corporation 2019 Proxy Statement        35

Options Exercises and Stock Vested in 2018

Our named executive officers do not have any options outstanding and did not exercise any options in 2018. The following table sets forth information about the vesting of stock rights awards for our named executive officers in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Martin E. Stein, Jr.	88,309	$5,328,535
Lisa Palmer	24,220	$1,461,439
James D. Thompson	10,700	$645,624
Dan M. Chandler, III(3)	10,610	$640,208

(1)	The shares in this column include dividend equivalents issued in shares at the same time that the underlying shares vested.
(2)	The amounts in this column have been computed based on the closing price of our common stock on the vesting date.
(3)	$25,885 of the value realized on vesting has been deferred by Mr. Chandler under our non-qualified deferred compensation plan.

Summary of Our Non-Qualified Deferred Compensation Plans

We do not have any defined benefit pension plans. However, we maintain two non-qualified deferred compensation plans that permit directors and a select group of management or other highly compensated employees designated by the compensation committee of our board of directors to defer compensation they receive from us, in accordance with procedures established by the committee under the plan. We also may make matching contributions to participant accounts but have never done so. We established the second of the two plans in 2005 to comply with changes made to the Internal Revenue Code, including the addition of Code Section 409A. We require that all contributions be made to the 2005 plan since its establishment, but we continue to maintain the old plan for contributions made to it before we established the 2005 plan. Otherwise, the provisions of the two plans are nearly identical.

Deferral elections must be made before the calendar year to which they relate and remain effective for the entire calendar year. Participating employees must defer a minimum of $25,000 of incentive compensation. All types of compensation may be deferred under the 2005 plan other than compensation from the exercise of stock options (which we do not utilize) and base salary.

We maintain a separate account for each participant in each plan and credit the participant’s contributions to the account. Each account is adjusted for investment gains and losses determined by assuming that the account is invested, in the percentages designated by the participant, in hypothetical investment options offered under the plans, including shares of our common stock. These hypothetical investment options are the same options that we offer under our 401(k) and profit sharing plan to all eligible employees. However, participants in the deferred compensation plans have no right to require that the plan invest in the investments they designate. Rather, investment gains and losses on the hypothetical investment options serve as the method of measuring the total amount of our obligation to the participant under the plans. We also maintain a so-called rabbi trust to hold funds set aside under the plan, although the assets of the trust are subject to the claims of our creditors in the event of our insolvency or bankruptcy.

Participant contributions under the plans are fully vested upon contribution. Amounts deferred under the plans, as adjusted for earnings, are not subject to income tax until actually paid to the participant. Participants will receive distributions of their account balances on (1) death, (2) disability, (3) termination of employment (subject to any deferral required by Section 409A of the Internal Revenue Code), or (4) the date elected in advance by the participant. Payments to a participant can be made either in a lump sum payment on the applicable distribution date or in annual installments over two to ten years beginning on the applicable distribution date. We make distributions in cash, except for account balances deemed invested in our common stock, in which case, we make the distributions in shares.

36         Regency Centers Corporation 2019 Proxy Statement

The following table sets forth information about participation by our named executive officers in our deferred compensation plans.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2018

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Martin E. Stein, Jr.	—	—	($1,121,180)	—	$8,168,482
Lisa Palmer	—	—	—	—	—
James D. Thompson	—	—	($808,172)	—	$15,311,816
Dan M. Chandler, III	$23,757	—	($69,843)	—	$783,680

(1)	We have the right to make, but have never made, matching contributions.
(2)	Earnings or losses on non-qualified deferred compensation do not appear in the summary compensation table because they are not deemed above market.
(3)

Includes contributions from salary or incentives compensation reported in the summary compensation table in prior years’ proxy statements for the year earned to the extent the officer was a “named executive officer” for such proxy statement.

Compensation on Termination of Employment

Our named executive officers have severance and change of control agreements that renewed on January 1, 2019, for an additional three-year term. The new agreements will automatically renew on January 1, 2022 for an additional three-year term unless either party gives written notice of non-renewal within 90 days before the end of the current term. The following describes the compensation that will be payable to our named executive officers on termination of employment under these agreements.

If we terminate the executive without cause or the executive terminates his or her employment for good reason, in either case other than in connection with a change of control, the named executive officer will receive a cash payment equal to a specified multiple (set forth in the table below) of the sum of his or her annual base salary, his or her average annual cash bonus during the past three years, and the annual COBRA premiums the executive would be required to pay to continue health plan coverage under our health plans. We will pay this amount in a lump sum within 60 days after the executive’s separation from service, subject to deferral required by Section 409A of the Internal Revenue Code if payments over the first six months would exceed $450,000.

If the executive retires for other than good reason and gives us a specified advance notice before retiring, or if the executive dies or terminates employment because of disability, all unvested stock rights awards that vest based on continued employment will vest immediately on the date of such retirement or termination. The executive will remain eligible to receive performance shares awarded under our equity incentive plans before his or her termination if we achieve the stated performance goals during the remainder of the performance period, as if the executive’s employment had not terminated. To qualify for these benefits on retirement, the executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give us the required number of years of advance notice of retirement.

In the event of a change of control and termination of the executive by us without cause or by the executive for good reason within two years after the change of control, the specified multiple used to determine the executive’s aggregate severance benefits will increase to the multiple set forth in the table below. In addition, all unvested stock rights awards will vest immediately. Unearned performance shares also will vest at the greater of actual performance or target. If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, the executive may either pay the excise tax or have such payment capped at a level so there will be no excise tax depending upon which option provides such executive with the greatest benefit on an after-tax basis.

The severance and change of control agreements require each executive officer to sign a general release of claims against us as a condition of receiving the severance payment.

For one year after termination of employment for any reason, the executive is prohibited from:

◾	directly or indirectly soliciting (1) any of our employees to leave Regency or (2) any prospective employees negotiating with Regency on the date of termination to cease negotiations; or

Regency Centers  Corporation 2019 Proxy Statement        37

◾

directly or indirectly soliciting our tenants or other parties to terminate lease, joint venture, acquisition, business combination or development contracts to which we were a party on the date of termination, or soliciting prospects with whom we were actively conducting negotiations for a lease, joint venture, acquisition, business combination or development project on the date of termination of employment (unless the executive was not aware of the negotiations).

The agreements also require the executive to provide consulting services to us for up to 20 hours a month during the six months after any termination of employment and requires the executive to maintain the confidentiality of our confidential information.

The agreements do not contain any provision for waiving a breach of the non-solicitation, confidentiality or consulting obligations described above.

The following table illustrates the additional compensation that we estimate would be payable to each of our named executive officers on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2018 and that the severance and change of control agreements were in effect on that date. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

ESTIMATED ADDITIONAL COMPENSATION TRIGGERED BY TERMINATION OF EMPLOYMENT

IF TERMINATED ON THE LAST BUSINESS DAY OF 2018 (1)

Name	Salary and Cash Bonus (Multiple)		Salary and Cash Bonus(2)	Health Benefits(3)	Early Vesting of Stock Grants		Total
Termination by Regency Without Cause or by the Executive for Good Reason:
Martin E. Stein, Jr.	(1.5x	)	$3,669,275	$26,295	$7,454,325		$11,149,896
Lisa Palmer	(1.5x	)	$1,985,725	$13,326	$3,557,443		$5,556,494
James D. Thompson	(1.0x	)	$1,232,793	$17,530	$2,065,692		$3,316,015
Dan M. Chandler, III	(1.0x	)	$1,196,872	$25,651	$2,073,459		$3,295,982
Qualifying Retirement, Death or Disability:
Martin E. Stein, Jr.	n/a		—	—	—		—
Lisa Palmer	n/a		—	—	$110,153	(4)	$110,153
James D. Thompson	n/a		—	—	$444,361	(4)	$444,361
Dan M. Chandler, III	n/a		—	—	$452,129	(4)	$452,129
Change of Control:
Martin E. Stein, Jr.	(2.0x	)	$4,892,367	$35,061	$11,241,286		$16,168,714
Lisa Palmer	(2.0x	)	$2,647,633	$17,769	$5,544,428		$8,209,830
James D. Thompson	(2.0x	)	$2,465,587	$35,061	$3,259,942		$5,760,589
Dan M. Chandler, III	(2.0x	)	$2,393,743	$51,302	$3,267,709		$5,712,755

(1)

The value of equity awards that vest early is based on the closing price of our common stock on December 31, 2018. The table does not include amounts payable under our non-qualified deferred compensation plans, which are described above under “Summary of Our Non-Qualified Deferred Compensation Plans.” Year-end accrued account balances under these plans are shown in the non-qualified deferred compensation table included elsewhere in this proxy statement. The table also does not include account balances under our 401(k) and profit sharing plan, in which our executives participate on the same basis as all other participants.

(2)	Cash bonus has been computed based on cash incentive compensation paid in 2016, 2017 and 2018 (the three years preceding the date of termination).
(3)	Medical, dental and vision insurance payments have been estimated based on current COBRA rates.
(4)	The amounts shown do not include performance shares that would vest in 2019, 2020 or 2021 to the extent that we achieve the stated performance goals for those years.

38         Regency Centers Corporation 2019 Proxy Statement

Proposal Three: Amendment and Restatement of Omnibus Incentive Plan

We are seeking your approval of the amendment and restatement of our Omnibus Incentive Plan (the “Omnibus Plan”), previously referred to as the Regency Centers Corporation 2011 Omnibus Incentive Plan, providing for the grant of options and other stock-based awards to our officers, directors, employees and consultants. Our board of directors has previously approved this amendment and restatement of the Omnibus Plan and has directed that it be submitted to our shareholders for approval at our annual meeting.

The amended and restated Omnibus Plan being submitted under this proposal does not have any grants subject to shareholder approval hereunder, and no future issuances which may be awarded have been determined, approved or granted.

Key Amendments to the Omnibus Plan

We amended and restated the Omnibus Plan primarily to:

◾	Increase the number of shares reserved for the grant of future awards under the Omnibus Plan by 4,000,000 shares;
◾	Extend the term of the plan to 10 years from the date of shareholder approval;
◾	Add a minimum vesting period of 1 year from the grant date of an award, subject to limited exceptions;
◾	Remove all provisions relating to Internal Revenue Code Section 162(m) due to changes to this Code section; and
◾	Remove the 300,000 share limit on Other Stock-Based Awards.

Key Reasons to Support the Omnibus Plan, as Amended and Restated

Our equity-based compensation programs under the Omnibus Plan have been integral to our past success and increasing the number of shares available under the Omnibus Plan, along with the other proposed amendments, will allow it to continue to be an essential element contributing to our future performance.

◾

The number of shares reserved under the Omnibus Plan as amended and restated, in our belief, represents an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the Omnibus Plan to continue to support. We estimate that the additional 4,000,000 shares reserved for issuance under the Omnibus Plan could result in a maximum potential dilution to our existing shareholders of approximately 2.4%, based on our current total of 167,511,255 shares of common stock outstanding as of February 27, 2019.

◾

Our equity grants under the Omnibus Plan have been at a level we consider to be moderate, and we expect to continue similar grant practices over the near term if the additional 4,000,000 shares are approved, while also ensuring that we have sufficient shares available to cover future grant needs. Our three-year average burn rate is approximately 0.2% when calculated by dividing the total number of share awards granted in any given year by the number of shares of common stock outstanding.

The Omnibus Plan incorporates several provisions that are considered leading pay practices or that protect our shareholders’ interests, including the following:

◾	No tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change in control.
◾

A “double trigger” requirement for accelerated vesting of equity grants upon a change in control in which the grants are assumed or replaced so that, in addition to the occurrence of the change in control occurring, an award holder’s employment must be terminated by us without cause or by the award holder with good reason in order for his or her unvested equity to become vested on an accelerated basis.

◾	Administration with respect to awards made to our officers by a compensation committee composed entirely of independent directors.
◾

The exercise prices for stock options and stock-based awards under the Omnibus Plan must be at least 100% of fair market value on the grant date of the award, and may not be decreased after the grant date.

◾	No amendments may be made to the Omnibus Plan to materially increase the number of shares reserved for issuance under the stock plan without the approval of our shareholders.
◾	No awards may be issued retroactively.

We believe that our existing compensation programs have been effective at motivating our key executive officers, including our NEOs, to achieve (i) superior performance and results for our Company, (ii) effectively aligning compensation with performance results, (iii) giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and (iv) enabling us to attract and retain

Regency Centers  Corporation 2019 Proxy Statement        39

talented executive officers whose services are in key demand in our industry and market sectors. If the Omnibus Plan as amended and restated is not approved at the Annual Meeting, then the Omnibus Plan will continue to exist in the form it had prior to the amendment and restatement, but, because the number of shares will not have increased, it will not be able to continue to serve as an effective vehicle for our equity-based incentive compensation programs beyond the date of the plan’s original 10-year term or the date the plan’s reserve is exhausted.

Securities Authorized for Issuance under the Omnibus Plan

As of February 27, 2019, there were a total of 694,066 shares underlying outstanding awards under the Omnibus Plan, consisting of:

◾	379,740 shares underlying outstanding performance shares that had not been earned; and
◾	314,326 shares of restricted stock or restricted stock units that had not vested.

As of February 27, 2019, there remained a total of approximately 888,145 shares of our common stock available for future awards under the Omnibus Plan, before any increase in available shares takes effect.

Issued and Outstanding Shares; Stock Price

There were 167,511,255 shares of our common stock issued and outstanding as of February 27, 2019 and we had 170,099,604 weighted average shares (diluted) of our common stock outstanding during 2018. The closing price on the Nasdaq Stock Market of a share of our common stock as of February 27, 2019 was $65.09.

Description of the Omnibus Plan, as Amended and Restated

The following is a brief description of certain important features of the Omnibus Plan, the full text of which is attached to this proxy statement as Appendix “B.” This summary does not purport to be complete and is qualified in its entirety by reference to Appendix “B.” If the proposal to approve the Omnibus Plan as amended and restated is approved, we intend to file a registration statement on Form S-8 under the Securities Act, registering the additional shares available for issuance under the Omnibus Plan

Purpose of the Plan. The purpose of the Omnibus Plan is to attract, retain and motivate participating employees and to attract and retain well-qualified individuals to serve as members of the board of directors, consultants and advisors through the use of incentives based upon the value of our common stock. The Omnibus Plan provides a direct link between shareholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock and other incentive compensation awards that are based on our financial performance and individual performance. Awards under the Omnibus Plan may be made to our or our affiliates’ employees, consultants and advisors as determined by the compensation committee of our board of directors and to our non-employee directors as determined by our board of directors.

Administration and Eligibility. The Omnibus Plan will be administered by our board of directors with respect to non-employee directors and by the compensation committee of our board with respect to all other participants. The board and directors and the compensation committee are each referred to as the “administrator” under the Omnibus Plan. The administrator will have the authority to interpret the provisions of the Omnibus Plan; make, change and rescind rules and regulations relating to the Omnibus Plan; and make changes to, or reconcile any inconsistency in the Omnibus Plan, any award or any award agreement. The compensation committee may designate any of the following as a participant under the Omnibus Plan: any officer or other employee or employees of our affiliates and consultants or advisors who provide services to us or our affiliates. Our board of directors may designate any of our non-employee directors to receive awards under the Omnibus Plan. We currently have four executive officers, approximately 70 other employees, and approximately 10 consultants and advisors, including non-employee directors, who are eligible to participate in the Omnibus Plan.

Types of Awards. Awards under the Omnibus Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the administrator. The administrator may grant any type of award to any participant it selects, but only our employees or employees of our subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, or in tandem with, any other award (or any other award granted under another plan of ours or our affiliates). In addition, the administrator is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), so that the awards will avoid a plan failure as described in Section 409A(a)(1). The administrator’s authority includes the authority to defer payments or wait for specified distribution events, as provided in Code Section 409A(a)(2).

40         Regency Centers Corporation 2019 Proxy Statement

Shares Reserved under the Omnibus Plan. The Omnibus Plan provides that an aggregate maximum of 7,000,000 shares of our common stock are reserved for issuance under the Omnibus Plan, subject to adjustment as described below. This number is comprised of 3,000,000 shares under the plan as previously approved by the shareholders, plus an additional 4,000,000 shares upon shareholder approval of amendment to the Omnibus Plan hereunder. At the time the proxy for the Omnibus Plan was submitted to shareholders in 2011, an additional 1,134,465 shares that were the subject of awards (determined at target) outstanding under a prior plan were carried over from such prior plan to be available for issuance under the Omnibus Plan, but only to the extent that such prior plan awards expired or were terminated without the issuance of shares, or to the extent the shares issued under the prior plan were forfeited. As of the date of this proxy, all of those prior plan carryover shares, to the extent that they became available under the Omnibus Plan, have been issued pursuant to awards granted under the Omnibus Plan. Thus, the Omnibus Plan as amended and restated no longer references the availability of shares from the prior plan. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, that may be issued under such award. For clarity, awards that may only be settled in cash will not deplete the number of shares reserved under the Omnibus Plan.

In general, (a) if an award granted under the Omnibus Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, (c) if shares are forfeited under an award, (d) if shares are issued under any award and we reacquire them pursuant to rights reserved by us upon the issuance of the shares, or (e) if all or a portion of the award is settled in cash in lieu of shares, then such shares may again be used for new awards under the Omnibus Plan. Shares that are purchased by us using proceeds from option exercises, or shares tendered or withheld in payment of the exercise price of options or as a result of the net settlement of stock appreciation rights, and shares withheld to satisfy tax withholding obligations may never be made available for re-issuance under the Omnibus Plan with respect to any award.

Options and Stock Appreciation Rights (SARs). The administrator has the authority to grant stock options or SARs and to determine all terms and conditions of each such award. Stock options and SARs will be granted to participants at such time as the administrator will determine. The administrator will also determine the number of options or SARs granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option or SAR, which may not be any date prior to the date that the administrator approves the grant. The administrator will fix the option price per share of common stock and the grant price per SAR, which may never be less than the fair market value of a share of common stock on the date of grant. For purposes of the Omnibus Plan, fair market value will be determined as the last sale price on the relevant date on the exchange on which our shares of stock are then traded, or if no sales of stock occur on that date, then on the last preceding date on which there was such a sale. The administrator will determine the expiration date of each option and SAR except that the expiration date may not be later than ten years after the date of grant. Options and SARs will be exercisable at such times and be subject to such restrictions and conditions as the administrator deems necessary or advisable. Under the Omnibus Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to an outstanding stock option or SAR award. Subject to adjustment as described below, no more than 2,000,000 shares may be issued pursuant to the exercise of incentive stock options under the Omnibus Plan.

Performance and Stock Awards. The administrator has the authority to grant awards of shares of common stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals and/or upon the completion of a period of service and/or upon the occurrence of specified events. Restricted stock unit means the right to receive cash and/or shares of common stock the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the compensation committee are achieved and/or upon the completion of a period of service and/or upon the occurrence of specified events. Performance shares means the right to receive shares of common stock to the extent performance goals are achieved. Performance units means the right to receive cash and/or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved. The performance goals for an award will be established by the administrator, and may relate to any corporate, subsidiary business unit, or individual goals that the administrator selects.

The administrator will determine all terms and conditions of the awards including (i) the number of shares of common stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period, subject to the minimum vesting period described below, and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value

Regency Centers  Corporation 2019 Proxy Statement        41

of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (v) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two. Under the Omnibus Plan, dividend payments or dividend equivalent payments made with respect to shares of common stock under an award of performance shares, restricted stock, performance units or restricted stock units must be subject to the same restrictions that apply to the award.

Other Stock-Based Awards. The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Subject to the minimum vesting period below, such awards may include shares of unrestricted common stock, which may be awarded as a bonus, in payment of director fees, in lieu of cash compensation, or upon the attainment of performance goals or otherwise, or rights to acquire shares of common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate.

Performance Goals. The administrator may establish any goals that relate to our performance or the performance of any of our subsidiaries, affiliates, or other business units, including but not limited to: funds from operations (including, but not limited to, core funds from operations, adjusted funds from operations, recurring funds from operations, or core operating earnings, per diluted share); growth in funds from operations; occupancy rates; net operating income or growth in net operating income; return measures (including but not limited to return on assets, investment, capital or equity); earnings before taxes, and/or interest and/or depreciation and amortization (EBITDA) or growth in EBITDA; share price; general and administrative expenses as a percentage of total revenues; debt and debt-related ratios, including debt to total market capitalization, debt to EBITDA, debt to assets and fixed charge coverage ratios (determined with or without the pro rata share of our ownership interest in co-investment partnerships); net asset value per share; and growth in net asset value per share. The administrator may also establish goals relating to the individual performance of the participant in his or her official capacity with the Company or any of our subsidiaries, affiliates, or other business units.

Minimum Vesting and Discretion to Accelerate Vesting. If this amended and restated Omnibus Plan is approved by the shareholders at the Annual Meeting, then all awards granted under the Plan on and after the date of such Annual Meeting will have a minimum vesting period of 1 year from the date the award is granted, except for awards with respect to up to 5% of the number of shares reserved under the Omnibus Plan. For awards granted to non-employee directors, “1 year” may mean the time period from one annual shareholders meeting to the next annual shareholders meeting, so long as such period is at least 50 weeks.

The administrator may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability (as defined by the administrator), retirement (as defined by the administrator), or a change of control, without regard to the minimum vesting rules described above.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, unless the administrator allows a participant to (i) designate a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving consideration for such a transfer. Any attempt to transfer an award other than as permitted by the Omnibus Plan will be void and unenforceable against the Company.

Term of Plan. Unless earlier terminated by our board of directors, the Omnibus Plan will remain in effect until the earlier of (i) the tenth anniversary of the date the shareholders approve this amended and restated Omnibus Plan at the 2019 annual shareholders meeting, if so approved, or (ii) the date all shares reserved for issuance have been issued.

Termination and Amendment. Our board of directors or the compensation committee may amend, alter, suspend, discontinue or terminate the Omnibus Plan at any time, subject to the following limitations:

◾	the board must approve any amendment to the Omnibus Plan if we determine such approval is required by prior action of the board, applicable corporate law or any other applicable law;
◾

shareholders must approve any amendment to the Omnibus Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

◾

shareholders must approve any amendment to the Omnibus Plan that materially increases the number of shares of common stock reserved under the Omnibus Plan or that amends the provisions relating to the prohibition on repricing of outstanding options or SARs.

42         Regency Centers Corporation 2019 Proxy Statement

Subject to the requirements and limitations of the Omnibus Plan, the administrator may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the administrator and the award holder, although consent of the award holder is not required for certain amendments made by the administrator, such as amendments necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the common stock is then traded or to preserve favorable accounting or tax treatment of any award for us.

The authority of the board and the compensation committee to modify the Omnibus Plan or awards, and to otherwise administer the Omnibus Plan, will extend beyond the termination date of the Omnibus Plan, although no new awards may be granted after the date of the termination of the Omnibus Plan. In addition, termination of the Omnibus Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Omnibus Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the Omnibus Plan, neither the administrator nor any other person may decrease the exercise price for any outstanding stock option or decrease the grant price for any SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option or SAR at the time of cancellation over the exercise or grant price for such shares), allow a participant to surrender an outstanding stock option or SAR to us as consideration for the grant of a new stock option or SAR with a lower exercise price or grant price, or grant an award in substitution for a cancelled or surrendered stock option or SAR that has an exercise or grant price above the current fair market value of a share of our common stock.

Adjustments. If (i) we are involved in a merger or other transaction in which shares of common stock are changed or exchanged, (ii) we subdivide or combine shares of common stock or declare a dividend payable in shares of common stock, other securities or other property, (iii) we effect a cash dividend that exceeds 10% of the trading price of the shares of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that the board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that in the judgment of the administrator requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, then the administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of common stock subject to the Omnibus Plan and which may, after the event, be made the subject of awards, including all shares limits specified in the Omnibus Plan; (B) the number and type of shares of common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the administrator may also, or in lieu of any such adjustment, provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the Omnibus Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change in Control. The administrator may specify in an award agreement the effect of our change in control on such award. In the absence of such a provision in the award agreement or any other agreement in effect between the participant and us, upon our change in control, the successor or surviving entity may assume the awards under the Omnibus Plan or issue replacement awards. In such event, if within two years following the change of control the participant’s employment is terminated without cause or the participant terminates for good reason, then all of the participant’s awards will be fully vested and fully earned (assuming, for any performance award, that the target performance goals had been achieved) and will be cancelled in exchange for a cash payment equal to the value of the award. If the successor or surviving entity in the change of control does not agree to assume or issue replacement awards with respect to the awards outstanding under the Omnibus Plan, then the administrator may cancel such award upon the change of control in exchange for a cash payment to the award holder on the date of the change in control. Under the Omnibus Plan, a “change in control” is generally deemed to be the first to occur of the following events:

◾	any person or group becomes the beneficial owner of our securities representing 50% or more of the combined total value of our outstanding securities;
◾	during any twelve-month period, the majority of our board of directors are replaced by persons whose appointment or election is not endorsed by a majority of the board;
◾	during any twelve-month period, any person or group becomes the beneficial owner of our securities representing 30% or more of the combined total voting power of our outstanding voting securities; or

Regency Centers  Corporation 2019 Proxy Statement        43

◾

during any twelve-month period, there is a change in the ownership of a substantial portion of our assets, generally subject to a 50% threshold (other than certain transfers to shareholders or controlling groups).

Certain United States Federal Income Tax Consequences. The following summarizes certain United States federal income tax consequences relating to the Omnibus Plan under current tax law.

Stock Options. The grant of a stock option will create no income tax consequences to us or the participant. A participant who exercises a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

In general, a participant who exercises an incentive stock option will recognize no income or gain as a result of the exercise, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights (SARs). The grant of an SAR will create no income tax consequences to us or the recipient. A participant will generally recognize ordinary compensation income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. If the SAR is settled in whole or part in shares, upon the participant’s subsequent disposition of the shares of common stock received with respect to such SAR, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the exercise date.

Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis, i.e., the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant when the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

44         Regency Centers Corporation 2019 Proxy Statement

Performance Shares. The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. We will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or restricted stock unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Other Stock-Based Awards. A participant who is paid any other stock-based award will recognize ordinary income equal to the amount of cash paid and/or the fair market value of the shares issued, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding. In the event we are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of common stock acquired under an award, we may deduct cash from any payments of any kind otherwise due the participant, or with the consent of the administrator, shares of common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, we may require such participant to pay to us or make other arrangements satisfactory to us regarding the payment to us of the aggregate amount of any such taxes and other amounts. If shares of common stock are deliverable on exercise or payment of an award, then the administrator may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have us withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for us to avoid an accounting charge.

Additional Taxes Under Section 409A. If an award under the Omnibus Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment. Notwithstanding any provision of the Omnibus Plan, we do not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or intended to qualify as an incentive stock option under Code Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Code Section 162(m) limits the deduction that certain publicly-traded companies are permitted to take for compensation paid to their executive officers to $1 million per person per fiscal year, subject to certain exceptions. We believe that Code Section 162(m) does not apply to us, and therefore, there are no tax consequences to the Company regarding the limits imposed by Code Section 162(m).

Regency Centers  Corporation 2019 Proxy Statement        45

Securities Authorized for Issuance under Equity Compensation Plans

Information concerning our equity compensation plans as of December 31, 2018, was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	597,171	$68.70	1,221,853
Equity compensation plans not approved by security holders	—	—	—
Total	597,171	$68.70	1,221,853

(1)	This column does not include 595,171 shares that may be issued pursuant to unvested restricted stock and performance share awards.
(2)	The weighted average exercise price excludes stock rights awards, which we sometimes refer to as unvested restricted stock.

New Plan Benefits

All awards to directors are made at the discretion of our board of directors and all awards to consultants, advisors, executive officers, and other employees are made at the discretion our compensation committee as authorized by our board of directors, and the benefits and amounts that will be received or allocated under the amended Omnibus Plan, as amended and restated, are not determinable at this time.

Required Vote

The affirmative FOR vote of a majority of votes cast at the Annual Meeting is required to approve the amended and restated Omnibus Plan. Abstentions are not counted as votes FOR or AGAINST approval of the amended and restated Omnibus Plan, and will therefore have no effect on such vote.

Our board recommends that you vote “for” the proposal to approve the amended and restated Omnibus Incentive Plan.

46         Regency Centers Corporation 2019 Proxy Statement

Audit Committee Report

Our management is responsible for our internal controls and financial reporting process. The purpose of the audit committee is to assist the board of directors in its general oversight of our financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the board of directors. A copy of the charter can be found on our website at www.regencycenters.com. The directors who serve on the audit committee have no financial or personal ties to us (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the Nasdaq Stock Market listing standards applicable to audit committee members. Our board of directors also has determined that Thomas G. Wattles, C. Ronald Blankenship, Karin M. Klein and Peter D. Linneman are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. The board of directors has determined that none of the audit committee members has a relationship with us that may interfere with the member’s independence from us and our management.

The audit committee met with management, KPMG LLP, our independent registered public accounting firm and our internal auditors eight times during the year to consider and discuss the adequacy of our internal controls and the objectivity of our financial reporting. In addition, the audit committee was on call as needed by management and KPMG LLP to meet with or discuss any issues arising during the course of the year. At the end of each quarterly meeting, the audit committee met privately with both KPMG LLP and the internal auditors, each of whom has unrestricted access to the audit committee.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The audit committee supervises the relationship between us and our independent registered public accounting firm, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, approving the lead partner selection, approving the fees for their services, and confirming their independence. The audit committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” including the quality of our accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP the independent registered public accounting firm’s independence. KPMG LLP has served as our independent registered public accounting firm since 1993.

In addition, the committee reviewed key initiatives and programs aimed at maintaining and strengthening the effectiveness of Regency’s internal control over financial reporting and disclosure controls and procedures. As part of this process, the committee continues to monitor the scope and adequacy of our internal auditing program, and to review staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Based on these reviews and discussions, the audit committee recommended to the board of directors and the board of directors approved that the audited financial statements be included in Regency’s annual report on Form 10-K for the year ended December 31, 2018.

Thomas G. Wattles, Chairman

C. Ronald Blankenship

Deirdre J. Evens

Peter D. Linneman

Regency Centers  Corporation 2019 Proxy Statement        47

Proposal Four: Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

Our board of directors has selected the firm of KPMG LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2019. KPMG LLP has served as our auditors since 1993, and the current lead audit engagement partner is in his 3rd year in that role.

As part of its oversight responsibility, the audit committee, at least annually, evaluates the independent registered public accounting firm’s qualifications, performance, and independence and reports its conclusions to the board. This evaluation was considered when deciding whether or not to reappoint KPMG LLP for the year ended December 31, 2019. Based upon this review, our board of directors believes it is in the best interests of our Company and shareholders to retain KPMG LLP and has unanimously directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the annual meeting. Representatives of KPMG LLP will be present at the annual meeting of shareholders and will be provided the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our articles of incorporation or bylaws. However, the board of directors is submitting the appointment of KPMG LLP as a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. In such event, the audit committee may retain KPMG LLP notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a shareholder vote. Even if the selection is ratified, the audit committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders and us.

All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission. There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent registered public accounting firm.

The following table provides information relating to the fees billed or expected to be billed to Regency by KPMG LLP for the years ended December 31, 2018 and 2017:

	2018	2017
Audit fees (1)	$1,660,000	$1,859,221
Audit-related fees (2) (3)	$165,000	$192,650
Tax fees (3) (4)	$322,446	$228,380
All other fees	$—	$—

(1)

Audit fees consists of fees for professional services for the audit of our consolidated financial statements (Regency Centers Corporation and Regency Centers, L.P. (collectively, the Company)) included in our annual report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work).

(2)	The amount includes fees for services associated with comfort letters, reviews of documents filed with the SEC, and of consents on SEC registration statements.
(3)	The audit committee discussed these services with KPMG LLP and determined that these services would not impair KPMG LLP’s independence.
(4)	Consists of fees for tax consultation and tax compliance services.

Our board of directors recommends that the shareholders vote “for” the proposal to ratify the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2019.

48         Regency Centers Corporation 2019 Proxy Statement

Beneficial Ownership

Section 16(a) Compliance

Under Section 16(a) of the Securities Exchange Act, an officer, director or 10% shareholder must file a Form 4 reporting the acquisition or disposition of our equity securities with the SEC no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Reportable transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements during 2018, except as follows: Mr. Stein inadvertently reported a gift on Form 5 sixteen days late and Messrs. Azrack, Blankenship and Linneman inadvertently reported an award of director’s fees paid in stock four days late due to a delay by their filing agent.

Beneficial Ownership of Principal Shareholders

The following table shows information relating to the beneficial ownership of our common stock of each person known to us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. The percent of class shown below is based upon shares outstanding as of March 11, 2019.

Name(1)	Number of Shares Owned		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	24,771,338	(2)	14.79%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,140,183	(3)	10.23%
State Street Corporation One Lincoln Street Boston, MA 02111	9,573,340	(4)	5.71%

(1)	Information presented in this table and related notes has been obtained from reports filed by the beneficial owner with the SEC.
(2)

Information is as of December 31, 2018 and is based on a report on Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. According to the information provided in the Schedule 13G, The Vanguard Group, Inc. has sole voting power over 324,627 shares, shared voting power over 205,142 shares, sole dispositive power over 24,378,803 shares and shared dispositive power over 392,535 shares. As of December 31, 2018 and based on a report on Schedule 13G filed with the SEC on January 31, 2019, 6,835,960 shares of this total are owned by Vanguard Specialized Funds – Vanguard REIT Index Fund.

(3)

Information is as of February 28, 2019 and is based on a report on Schedule 13G filed with the SEC on March 8, 2019 by BlackRock, Inc. According to the information provided in the Schedule 13G, BlackRock, Inc. has sole voting power over 15,658,363 shares and sole dispositive power over 17,140,183 shares.

(4)

Information is as of December 31, 2018 and is based on a report on Schedule 13G filed with the SEC on February 13, 2019 by State Street Corporation. According to the information provided in the Schedule 13G, State Street Corporation has shared voting power over 8,656,891 shares and shared dispositive power over 9,571,661 shares.

Regency Centers  Corporation 2019 Proxy Statement        49

Beneficial Ownership of Directors and Executive Officers

The following table shows information relating to the beneficial ownership of our common stock as of March 11, 2019, of each director and nominee, each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and all directors, nominees and executive officers as a group. As of March 11, 2019, we had 167,517,243 shares of common stock issued and outstanding. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. No shares have been pledged as security by directors, nominees or executive officers.

Name	Number of Shares Owned (1)		Right to Acquire(2)	Percent of Class
Martin E. Stein, Jr.	1,329,044	(3)	—	*
Joseph F. Azrack	5,890		1,045	*
Bryce Blair	12,995		2,154	*
C. Ronald Blankenship	59,737		2,154	*
Deirdre J. Evens	—		513
Mary Lou Fiala	19,308		2,154	*
Thomas W. Furphy	—		—
Karin M. Klein	—		—
Peter D. Linneman	26,311		1,045	*
David P. O’Connor	16,692		2,154	*
Lisa Palmer	42,998		—	*
John C. Schweitzer	33,611		2,154	*
Thomas G. Wattles	47,430		2,154	*
James D. Thompson	86,606	(4)	—	*
Dan M. Chandler, III	39,521	(5)	—	*
All directors, nominees and executive officers as a group (a total of 15 persons)	1,720,143		15,527	1.0%

*	Less than one percent
(1)	Excludes shares that may be acquired by directors or executive officers through the vesting of restricted stock or stock rights awards or stock option exercises.
(2)	Shares that can be acquired through the vesting of stock rights awards within 60 days after the date of this proxy statement.
(3)

Includes 140,476 shares held in Regency’s non-qualified deferred compensation plan and 1,009 shares held in Regency’s Dividend Reinvestment Plan. Also includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

◾	160,263 shares held by The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by Mr. Stein and members of his family.
◾	307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II.
◾	108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II.
◾	4,000 shares held for the benefit of Mr. Stein by the Wellhouse Trust. Mr. Stein has investment power with respect to such shares.
◾	24,201 shares held in grantor retained annuity trusts of which Mr. Stein is the trustee and his children are the beneficiaries.

(4)	Includes 4,322 shares held in a trust for which Mr. Thompson is the co-trustee.
(5)	Includes 24,064 shares held in in a trust for which Mr. Chandler is co-trustee and beneficiary.

50         Regency Centers Corporation 2019 Proxy Statement

Related Party Transactions

The nominating and corporate governance committee has adopted written policies and procedures for the committee to review and approve or ratify related party transactions. These transactions include:

◾	transactions that must be disclosed in proxy statements under SEC rules, and
◾

transactions that potentially could cause a non-employee director to cease to qualify as an independent director under Nasdaq Stock Market listing requirements or the ratings criteria of organizations such as Institutional Shareholder Services.

Transactions that are deemed immaterial under applicable disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with an entity with which a Regency director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the entity’s total annual revenues.

Criteria for committee approval or ratification of a related party transaction include, in addition to factors that the committee otherwise deems appropriate under the circumstances:

◾	whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party; and
◾

in the case of a non-employee director, whether the transaction would disqualify the director from (1) being deemed independent under Nasdaq Stock Market listing requirements or (2) from serving on the audit committee, compensation committee or nominating and corporate governance committee under Nasdaq Stock Market and other regulatory requirements.

There have been no related party transactions since January 1, 2018 required to be disclosed under SEC rules, other than the retention of Iron Mountain Incorporated for records management services. We paid $130,671 to Iron Mountain Incorporated in 2018. Deirdre J. Evens, our director, is the Executive Vice President and General Manager, Records and Information Management, North America of Iron Mountain Incorporated. The nominating and corporate governance committee has approved the retention of Iron Mountain Incorporated for records management services after determining that such services are rendered on terms no less favorable than terms generally available from an unaffiliated third party. Our Company has used the services of Iron Mountain Incorporated nationwide since 2011.

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Shareholder Proposals and Communications with the Board of Directors

Shareholders who wish to have a proposal be included in our proxy statement and form of proxy relating to our 2020 annual meeting or who wish to present a proposal at our 2020 annual meeting, must provide a written copy of their proposal to us at our principal executive offices no later than November 23, 2019 (which is 120 calendar days prior to the anniversary of this year’s mailing date). Proposals must comply with the proxy rules relating to shareholder proposals to be included in our proxy materials. Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after November 23, 2019 and the proposal will not be brought before the meeting. To ensure prompt receipt by us, proposals should be sent certified mail, return receipt requested.

Shareholders who wish to include a director nominee in our proxy statement and form of proxy to our 2020 annual meeting (proxy access) must send us notice of such nominations at our principal executive offices no later than November 23, 2019 (subject to adjustment if the date of our 2020 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2019 annual meeting). To be eligible for proxy access, shareholders need to have owned shares of our common stock equal to at least 3% of our aggregate issued and outstanding shares of common stock continuously for at least the prior three years. Additional notice and eligibility requirements are described in our bylaws which are available on our website at www.regencycenters.com.

Interested parties who wish to communicate with the board of directors or with a particular director, including our lead director, may send a letter to the Corporate Secretary at our offices at One Independent Drive, Suite 114, Jacksonville, Florida 32202. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should identify the author and clearly state whether the intended recipients are all members of the board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. Interested parties may also communicate with the board of directors or with a particular director by contacting our AlertLine at 1-877-861-6669.

* * * * * * * * *

The reports of the audit committee and the compensation committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

52         Regency Centers Corporation 2019 Proxy Statement

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: Why did I receive these materials?

Our board of directors is soliciting proxies for our 2019 annual meeting of shareholders. You are receiving a proxy statement because you owned shares of our common stock on the record date, March 11, 2019, and that entitles you to vote at our meeting of shareholders. By use of a proxy, you can vote regardless of if you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Q: What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the SEC requires us to provide annually to our shareholders.

Q: Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, March 11, 2019, will receive notice of, and be eligible to vote at, our annual meeting of shareholders and at any adjournment or postponement of such meeting. At the close of business on the record date, we had outstanding and entitled to vote 167,517,243 shares of common stock.

Q: How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Q: Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of shareholders. Shareholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a shareholder’s shares are registered in the name of a broker, trust, bank or other nominee, the shareholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the shareholder was a beneficial owner of our shares as of the record date. Since seating is limited, admission to the meeting will be on a first-come basis.

Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q: What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum.

Regency Centers  Corporation 2019 Proxy Statement        53

Q: What vote is required to approve each item?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. In uncontested elections, directors are elected by a majority of the votes cast at the meeting. Votes cast includes votes against but exclude abstentions and broker non-votes with respect to a nominee’s election. Our bylaws provide that the current term for a director in an uncontested election who does not receive the vote of the majority of the votes cast with respect to such director’s election shall expire on the date that is the earlier of (i) 90 days from the date on which the voting results are determined or (ii) the date on which an individual is selected by the board of directors to fill the office held by such director.

For the advisory resolution on executive compensation, the amendment and restatement of our Omnibus Incentive Plan and the ratification of the appointment of KPMG LLP to serve as our independent registered public accountants for fiscal year 2019, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Abstentions are not considered votes cast and will have no effect on whether these proposals are approved or nominees elected.

The advisory resolution on executive compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors. Although the vote is non-binding, the board of directors and the compensation committee will review the voting results in connection with their ongoing evaluation of our compensation program.

The amendment of our Omnibus Incentive Plan will be approved if the votes cast “FOR” the proposal exceeds the votes cast “AGAINST” the proposal.

The ratification of the appointment of KPMG LLP to serve as our independent registered public accountants for fiscal 2019 will be approved if the votes cast “FOR” the proposal exceeds the votes cast “AGAINST” the proposal.

If you hold your shares in street name, your broker, bank or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent registered public accountants without receiving voting instructions from you. In contrast, all other proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of any of the proposals.

Q: How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Our board of directors has designated Martin E. Stein, Jr. and Lisa Palmer, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Through the Internet. If you are a registered shareholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., eastern daylight time, on May 6, 2019. Please see the Notice of Internet Availability or proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each shareholder electing to receive shareholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2019 annual meeting of shareholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the bank, broker or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other nominee for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal other than the ratification of our auditors. The board and management do not intend to present any matters

54         Regency Centers Corporation 2019 Proxy Statement

at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of shareholders arise, shareholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Q: Can I change my vote?

Yes. If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q: How are we soliciting this proxy?

We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Q: Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons designated as proxies will vote on those matters in the manner they consider appropriate.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

Q: If I previously signed up to receive shareholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive shareholder materials by means other than mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet.

If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

Regency Centers  Corporation 2019 Proxy Statement        55

Q: How can I obtain paper copies of the proxy materials, 10-K and other financial information?

Shareholders can access our 2019 proxy statement, our annual report on Form 10-K and our other filings with the SEC as well as our corporate governance and other related information on the Investors page of our website at www.regencycenters.com.

The content of our website is not incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or annual meeting materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please write to Lisa White at the address mentioned in this section.

If you elected to receive our shareholder materials via the Internet or via electronic delivery, you may request paper copies, without charge, by written request addressed to the address set forth in this section.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future shareholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Regency Centers Corporation

Attn: Lisa White

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(904) 598-7833

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Q: Where can I find the voting results of the annual meeting?

The Company will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the annual meeting.

56         Regency Centers Corporation 2019 Proxy Statement

Appendix A -

Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

Defined Terms

In addition to the required GAAP presentations, the Company uses certain non-GAAP performance measures, as it believes these measures improve the understanding of the Company’s operational results. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change.

◾

Core Operating Earnings previously known as Operating FFO (“OFFO”) is an additional performance measure used by Regency as the computation of NAREIT FFO includes certain non-comparable items that affect the Company’s period-over-period performance. Core Operating Earnings excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) impairments on land; (iii) gains or losses from the early extinguishment of debt; (iv) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (v) other amounts as they occur. The Company provides a reconciliation of NAREIT FFO to Core Operating Earnings.

◾

Development Completion is a property in development that is deemed complete upon the earliest of: (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations, or (iii) three years have passed since the start of construction. Once deemed complete, the property is termed a Retail Operating Property the following calendar year.

◾	EBITDA is earnings before interest, taxes, depreciation and amortization.

◾

NAREIT EBITDAre is a measure of REIT performance, which the NAREIT defines as net income computed in accordance with GAAP, excluding (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains and losses from sales of depreciable property, (v) operating real estate impairments, and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures.

◾

NAREIT Funds From Operations (“NAREIT FFO”) is a commonly used measure of REIT performance, which NAREIT defines as net income, computed in accordance with GAAP, excluding gains and losses from sales of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT’s definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company’s operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income attributable to common stockholders to NAREIT FFO.

◾

Net Operating Income (“NOI”) is the sum of base rent, percentage rent, and recoveries from tenants and other income, less operating and maintenance, real estate taxes, ground rent, and provision for doubtful accounts. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses.

◾

A Non-Same Property is a property acquired, sold, or Development Completion during either calendar year period being compared. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property.

◾	Property In Development includes properties in various stages of development and redevelopment including active pre-development activities.

◾	Pro Rata information includes 100% of our consolidated properties plus our economic share (based on our ownership interest) in our unconsolidated real estate investment partnerships.

Regency Centers  Corporation 2019 Proxy Statement        A-1

◾	Retail Operating Property is any retail property not termed a Property in Development. A retail property is any property where the majority of the income is generated from retail uses.

◾

Same Property information is provided for Retail Operating Properties that were owned and operated for the entirety of both calendar year periods being compared and excludes Non-Same Properties and developments.

◾

Same Property NOI includes NOI for Same Properties, but excludes straight-line rental income, net of reserves, above and below market rent amortization, banking charges, and other fees. Same Property NOI is a key measure used by management in evaluating the performance of our properties. We also provide disclosure of Same Property NOI excluding termination fees, which excludes both termination fee income and expenses.

A-2         Regency Centers Corporation 2019 Proxy Statement

\

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core Operating Earnings (in thousands)

For the Periods Ended December 31, 2018, 2017 and 2016

	2018	2017	2016
Reconciliation of Net Income to NAREIT FFO:

Net Income Attributable to Common Stockholders	$249,127	$159,949	$143,860
Adjustments to reconcile to Funds From Operations(1):
Depreciation and amortization (excluding FF&E)	390,603	364,908	193,451
Provision for impairment to operating properties	37,895	-	3,159
Gain on sale of operating properties	(25,293)	(30,402)	(63,426)
Exchangeable operating partnership units	525	388	257

NAREIT Funds From Operations	$652,857	$494,843	$277,301

Reconciliation of NAREIT FFO to Core Operating Earnings:

NAREIT Funds From Operations	$652,857	$494,843	$277,301
Adjustments to reconcile to Core Operating Earnings(1):
Acquisition pursuit and closing costs	-	138	2,007
Merger related costs	-	80,715	6,539
Income tax benefit	-	(9,737)	-
Gain on sale of land	(6,659)	(3,623)	(8,769)
Provision for impairment to land	542	-	580
Hedge ineffectiveness	-	(14)	40,589
Early extinguishment of debt	11,172	12,449	14,207
Interest on bonds for period from notice to redemption	600	-	-
Merger related debt offering interest	-	975	-
Preferred redemption costs	-	12,227	-
Hurricane losses	-	2,596	-
Straight line rent, net	(17,292)	(18,131)	(7,219)
Above/below market rent amortization, net	(34,171)	(24,287)	(4,786)
Debt premium/discount amortization	(3,263)	(3,340)	(2,015)

Core Operating Earnings	$603,786	$544,811	$318,434

Net Income Attributable to Common Stockholders per Share (Diluted)	$1.46	$1.00	$1.42
Weighted Average Shares For Earnings per Share (Diluted)	170,100	159,960	101,285

NAREIT Funds From Operations per Share (Diluted)	$3.83	$3.09	$2.73
Core Operating Earnings per Share (Diluted)	$3.54	$3.40	$3.14
Weighted Average Shares For NAREIT FFO and Core FFO per Share (Diluted)	170,450	160,255	101,439

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Regency Centers  Corporation 2019 Proxy Statement        A-3

Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI, as adjusted (in thousands)

For purposes of evaluating Same Property NOI on a comparative basis, and in light of the merger with Equity One on March 1, 2017, we are presenting our Same Property NOI as adjusted, which is on a pro forma basis as if the merger had occurred January 1, 2017. This perspective allows us to evaluate Same Property NOI growth over a comparable period. Same Property NOI as adjusted is not necessarily indicative of what the actual Same Property NOI and growth would have been if the merger had occurred as of the earliest period presented, nor does it purport to represent the Same Property NOI and growth for future periods. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI as adjusted.

For the Periods Ended December 31, 2018 and 2017

	2018	2017
Net Income attributable to common stockholders	$249,127	$159,949
Less:
Management, transaction, and other fees	(28,494)	(26,158)
Income tax benefit	-	(9,737)
Other (1)	(56,906)	(47,357)
Plus:
Depreciation and amortization	359,688	334,201
General and administrative	65,491	67,624
Other operating expense, excluding provision for doubtful accounts	4,744	85,233
Other expense (income)	170,818	113,661
Equity in income of investments in real estate excluded from NOI (2)	56,680	53,290
Net income attributable to noncontrolling interests	3,198	2,903
Preferred stock dividends and issuance costs	-	16,128

NOI	824,346	749,737
Less non-same property NOI(3)	(31,997)	(26,029)
Plus same property NOI for non-ownership periods of Equity One (4)	-	42,762
Same Property NOI, as adjusted	$792,349	$766,470

% change	3.4%

Same Property NOI, as adjusted, without Termination Fees	$791,127	$765,480

% change	3.4%

Same Property NOI, as adjusted, without Termination Fees or Redevelopments	$700,353	$686,761

% change	2.0%

(1)	Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)

Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, and interest expense.

(3)	Includes revenues and expenses attributable to Non-Same Properties, Projects in Development, corporate activities, and noncontrolling interests.
(4)

Following is the detail for the non-ownership periods of Equity One included in Same Property NOI, as adjusted, which we derived from the accounting records of Equity One without adjustment. Equity One’s financial information for the two month period ended February 28, 2017 was subject to a limited internal review by Regency.

A-4         Regency Centers Corporation 2019 Proxy Statement

Two Months Ended February 2017
Same Property NOI detail for non-ownership periods of Equity One:
Real Estate Revenues:
Base Rent	$44,390
Recoveries from Tenants	13,863
Percentage Rent	1,265
Termination Fees	30
Other Income	581

Total Real Estate Revenues	60,129

Real Estate Operating Expenses:
Operating and Maintenance	9,361
Real Estate Taxes	7,661
Ground Rent	78
Provision for Doubtful Accounts	267

Total Real Estate Operating Expenses	17,367

Same Property NOI	$42,762

Same Property NOI without Termination Fees	$42,732

Same Property NOI without Termination Fees or Redevelopments	$37,501

Regency Centers  Corporation 2019 Proxy Statement        A-5

Appendix B -

Amended and Restated Omnibus Incentive Plan

1. Purposes, History and Effective Date.

(a) Purpose. The Regency Centers Corporation Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) History. This Plan was previously known as the Regency Centers Corporation 2011 Omnibus Incentive Plan, which was originally effective as of the Effective Date. The Company is amending, restating and renaming this Plan, effective as of the Amendment Date, subject to approval by the Company’s shareholders on such date, to increase the number of Shares reserved for issuance hereunder and make certain other changes.

(c) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, after the Effective Date. This Plan will terminate as provided in Section 13.

2. Definitions.

Capitalized terms used in this Plan have the following meanings.

(a) “Administrator” means the Board or the Committee with respect to all Participants other than Directors, and the Board with respect to Participants who are Non-Employee Directors.

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(c) “Amendment Date” means May 7, 2019.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” has the meaning given in the Participant’s employment or severance agreement with any of the Regency Entities, or in the absence of such agreement (or in the absence of a definition of Cause in such agreement) means the termination of the Participant’s employment or service with the Regency Entities by action of the Board or its delegate for one or more of the following reasons:

(i)

The Participant is convicted of committing a felony under any state, federal or local law. For the purposes of this Plan, conviction includes any final disposition of the initial charge which does not result in the charges being completely dismissed or in the Participant being completely acquitted and absolved from all liability, either criminal or civil;

(ii)

The Participant materially breaches (A) the agreement evidencing his or her Award, (B) any other agreement between the Company (or one of its Affiliates) and the Participant, or (C) the Company’s policies and procedures, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach;

(iii)	The Participant engages in willful or gross misconduct or willful or gross negligence in performing the Participant’s duties, or fraud, misappropriation or embezzlement;

(iv)

The Participant engages in conduct that, if known outside of the Regency Entities, could reasonably be expected to cause harm to the reputation of the Company, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach; or

(v)

The Participant fails to meet the reasonable expectations of management regarding performance of his or her duties, and the Participant fails to cure the breach, if capable of cure, within thirty (30) days after written notice by the Company of the breach.

Regency Centers  Corporation 2019 Proxy Statement        B-1

(g) “Change of Control” means the first to occur of the following events, provided that such occurrence qualifies as a change in control event for purposes of Code Section 409A and Treas. Reg. §1.409A-3(i)(5):

(i)

A change in the ownership of the Company, which shall occur on the date that any one Person, or more than one Person Acting as a Group (as defined below), other than Excluded Person(s) (as defined below), acquires ownership of the stock of the Company that, together with the stock then held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than fifty (50%) of the total fair market value of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change of Control.

(ii)	A change in the effective control of the Company, which shall occur on the date that:

(A)

Any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than thirty percent (30%) of the total voting power of the stock of the Company, the acquisition of additional voting stock by the same Person or Persons is not considered to cause a Change of Control; or

(B)

A majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)

A change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to more than fifty percent (50%) of the total Gross Fair Market Value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an Excluded Transaction (as defined below).

For purposes of this subsection (g):

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

Persons will not be considered to be “Acting as a Group” solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering, or solely because they purchase assets of the Company at the same time, or as a result of the same public offering, as the case may be. However, Persons will be considered to be Acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

The term “Excluded Transaction” means any transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a Person, or more than one Person Acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C) (determined after the asset transfer).

The term “Excluded Person(s)” means (A) the Company or any Regency Entity, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Regency Entity, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

The term “Change of Control” as defined above shall be construed in accordance with Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means a committee of the Board designated by the Board to administer the Plan and comprised solely of at least two directors, each of whom must qualify as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(j) “Company” means Regency Centers Corporation, a Florida corporation, or any successor thereto.

(k) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(l) “Effective Date” means the date the Company’s shareholders approve this Plan.

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(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(n) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(o) “Good Reason” has the meaning given in the Participant’s employment agreement with any of the Regency Entities, or in the absence of such agreement (or in the absence of a definition of Good Reason in such agreement) means any one or more of the following conditions, but only if (i) such condition was not consented to by the Participant in advance or subsequently ratified by the Participant in writing, (ii) such condition remains in effect thirty (30) days after the Participant gives written notice to the Board of the Participant’s intention to terminate his or her employment or service for Good Reason, which notice specifically identifies such condition, and (iii) the Participant gives the notice referred to in (ii) above within ninety (90) days of the initial existence of such condition:

(i)	any material diminution of the Participant’s authority, duties or responsibilities;

(ii)	a material diminution of the Participant’s base compensation;

(iii)	a material diminution in the budget over which the Participant retains authority;

(iv)	a material change in the geographic location at which the Participant must perform the Participant’s duties and responsibilities; or

(v)

any other action or inaction by the Company that constitutes a material breach of the agreement evidencing the Participant’s Award or any other agreement pursuant to which the Participant provides services to the Company or any other Regency Entity.

(p)	“Option” means the right to purchase Shares at a stated price for a specified period of time.

(q)	“Participant” means an individual selected by the Administrator to receive an Award.

(r) “Performance Goals” means any goals the Administrator establishes that relate to (i) the performance of the Company or any one or more Subsidiaries, Affiliates or other business units, including, but not limited to (A) funds from operations (and derivatives thereof, including, but not limited to, core funds from operations, adjusted funds from operations, recurring funds from operations per diluted share, or growth in funds from operations); (B) occupancy rates; (C) net operating income or growth in net operating income; (D) return measures (including, but not limited to, return on assets, investment, capital or equity); (E) EBITDA; (F) EBITDA growth; (G) share price (including, but not limited to, growth measures and total shareholder return); (H) general and administrative expenses as a percentage of total revenues; (I) Debt and debt-related ratios, including, but not limited to, debt to total market capitalization; debt to EBITDA; debt to assets and fixed charge coverage ratios (determined with or without the pro rata share of the Company’s ownership interest in co-investment partnerships); (J) net asset value per share; and (K) growth in net asset value per share determined on an annual or multi-year basis, or (ii) to the individual performance of the Participant in his official capacity with the Company or any one or more Subsidiaries, Affiliates or other business units.

(s) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(t) “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(u) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg.

§ 1.409A-3(i)(5).

(v) “Plan” means this Regency Centers Corporation Omnibus Incentive Plan, as may be amended from time to time.

(w) “Prior Plan” means the Regency Centers Corporation Long Term Omnibus Plan (f/k/a the Regency Realty Corporation 1993 Long Term Omnibus Plan).

(x) “Regency Entity” means the Company, its Subsidiaries and Affiliates and any other entities that along with the Company are considered a single employer pursuant to Code Section 414(b) or (c), determined by applying the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears in Code Section 1563(a).

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(y) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(z) “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(aa) “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(bb) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(cc) “Share” means a share of Stock. Shares shall also include shares of special common stock of the Company, $.01 par value per share, unless the shares of special common stock are convertible into shares of Stock on a basis other than one-for-one.

(dd) “Stock” means the Common Stock of the Company, $.01 par value per share.

(ee) “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ff) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Committee and Board Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Administrator; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4. Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates. The Board may designate any Non-Employee Director as a Participant. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards.

Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, or in tandem with, any other Award (or any other award granted under another plan of the Company or any Affiliate).

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6. Shares Reserved under this Plan.

(a) Plan Reserve. Prior to the Amendment Date, an aggregate of 3,000,000 Shares (plus Shares that had remained available under the Prior Plan) were reserved for issuance under the Plan. Effective on the Amendment Date, an additional 4,000,000 Shares are reserved for issuance under this Plan, subject to adjustment as provided in Section 15; provided that only 2,000,000 shares may be issued pursuant to the exercise of incentive stock options granted from and after the Amendment Date. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may be issued under such Award. For the sake of clarity, Awards that may only be settled in cash shall not deplete the number of Shares reserved.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares or (v) all or a portion of the Award is settled in cash, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; and (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or to satisfy federal, state or local tax withholding obligations with respect to any Award.

7. Options.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent Administrator determines otherwise. Except to the extent Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance and Stock Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as Administrator specifies; (c) subject to Section 11(a), the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10. Other Stock-Based Awards.

Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Subject to Section 11(a), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, as a bonus, or upon the attainment of Performance Goals or otherwise. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate.

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11. Minimum Vesting Period; Discretion to Accelerate Vesting.

(a) Minimum Vesting Period. All Awards granted under the Plan on and after the Amendment Date shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.

(b) Discretion to Accelerate. Notwithstanding any provision of this Plan to the contrary, the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator) or a Change of Control.

12. Transferability.

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award. Any attempt to transfer an Award in violation of this section shall be void and unenforceable against the Company.

13. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 13(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Amendment Date and (ii) the date when all Shares reserved for issuance have been issued.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)

the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)

shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)

shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 15); or (B) an amendment to the provisions of Section 13(e).

(c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 13(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case without Participant (or other interested party) consent, as permitted by the provisions of Section 15(a) or as follows: (i) to the extent the action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. All other amendments to an outstanding Award shall be effective only if agreed to in a writing signed by both the Company and the Participant.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 15, neither the Administrator nor any other person may (i) decrease the exercise price for any outstanding Option or SAR after the date of grant, (ii) cancel an outstanding Option or SAR in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), (iii) allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price, or (iv) grant an Award in substitution for a cancelled or surrendered Option or SAR that has an exercise or grant price above the current Fair Market Value of a Share.

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14. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires.

(b) No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

15. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; or (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 17(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator shall substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Administrator, then the adjustments contemplated by this Section 15(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance in exchange for the cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

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(c) Change of Control. The Administrator may specify in any agreement evidencing an Award the effect of a Change of Control upon such Award. If the agreement evidencing an Award, or any other agreement between the Participant and a Regency Entity, does not specify the effect of a Change of Control upon such Award, then:

(i)

Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii)

If the provisions of paragraph (i) do not apply with respect to any particular outstanding Award, then the Administrator may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that, upon the Change of Control, any or all outstanding Awards, whether or not then vested or earned, shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (x) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (y) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of vested Shares or units, as applicable; and (z) in the case of Performance Shares or Performance Units, the Fair Market Value of a Share or the value of such unit, as applicable, on the date of the Change of Control multiplied by the number of earned Shares or units, as applicable. For clarity, all unvested or unearned awards may be cancelled for no consideration as of the date of the Change of Control in the Administrator’s discretion.

(iii)

In the event that the Company terminates the Participant’s employment or service without Cause or the Participant terminates the Participant’s employment or service for Good Reason, in each case within two years following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A)

All outstanding Awards or replacement awards automatically shall vest or be deemed to have been earned (assuming the target performance goals provided under such Award or replacement award were met, if applicable); and

(B)

Such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (w) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefor; (x) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of such termination multiplied by the number of Shares or units, as applicable, that have vested in accordance with clause (A); (y) in the case of Performance Shares or Performance Units, the Fair Market Value of a Share or the value of such unit, as applicable, on the date of such termination multiplied by the number of Shares or units, as applicable, that are deemed earned in accordance with clause (A); or (z) in the case of replacement awards, by an equivalent payment determined as if such award were a comparable Award.

16. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)

one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)

the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or

B-8         Regency Centers Corporation 2019 Proxy Statement

margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)

giving the Participant the right to receive dividend payments, dividend equivalents or other distributions with respect to Awards (other than Options or Stock Appreciation Rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares; provided, however, that any such dividends, dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Awards, and in no event may dividends or dividend equivalents be paid on Awards that are terminated, forfeited, or cancelled;

(iv)	restrictions on resale or other disposition of Shares, including any restrictions described in the Company’s stock ownership policy; and

(v)	compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)

a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)

a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f) Awards Not Includable for Benefits Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

Regency Centers  Corporation 2019 Proxy Statement        B-9

(g) Governing Law; Dispute Resolution. The Plan, all agreements under the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or such agreement to the substantive law of another jurisdiction. Any dispute, controversy or claim between the Company and a recipient of an Award or other person arising out of or relating to the Plan or an agreement under the Plan shall be settled by arbitration conducted in the City of Jacksonville in accordance with the Commercial Rules of the American Arbitration Association then in force and Florida law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any agreement under the Plan. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. Each party shall be responsible for its own costs and expenses.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

B-10         Regency Centers Corporation 2019 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE REGENCY CENTERS CORPORATION ONE INDEPENDENT DRIVE, SUITE 114 JACKSONVILLE, FL 32202 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E59695-P19753
REGENCY CENTERS CORPORATION The Board of Directors recommends you vote FOR each nominee listed: 1. Election of Directors For Against Abstain Nominees: ! ! ! 1a. Martin E. Stein, Jr.
! ! ! 1b. Joseph F. Azrack For Abstain Against The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! 2. Adoption of an advisory resolution approving executive compensation for fiscal year 2018. 1c. Bryce Blair ! ! ! ! ! ! 3. Approval of amendment and restatement of the Omnibus Incentive Plan. 1d. C. Ronald Blankenship ! ! ! ! ! ! 1e. Deirdre J. Evens 4. Ratification of appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2019. ! ! ! 1f. Thomas W. Furphy NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1g. Karin M. Klein ! ! ! 1h. Peter D. Linneman ! ! ! 1i. David P. O’Connor ! ! ! 1j. Lisa Palmer ! ! ! 1k. John C. Schweitzer ! ! ! 1l. Thomas G. Wattles Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E59696-P19753
REGENCY CENTERS CORPORATION
Annual Meeting of Shareholders
May 7, 2019 2:45 PM, EDT
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Martin E. Stein, Jr. and Lisa Palmer, and each or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REGENCY CENTERS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:45 PM, EDTon May 7, 2019, at Ponte Vedra Inn and Club, 200 Ponte Vedra Blvd., Ponte Vedra Beach, Florida 32082 and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side